CREDIT AGREEMENT

among

HERALD NATIONAL BANK

and

THE ONE GROUP, LLC,

ONE 29 PARK MANAGEMENT, LLC,

STK-LAS VEGAS, LLC

and

STK ATLANTA, LLC

Dated as of October 31, 2011

- i -

ii

EXHIBITS

A	Form of Note
B	Form of Guarantee Agreement
C	Form of Security Agreement
D-1	Form of Pledge Agreement – Subsidiary Borrowers
D-2	Form of Pledge Agreement – The One Group
E	Form of Compliance Certificate

SCHEDULES

3.2	Subsidiaries; Capitalization
6.1	Existing Liens
6.2	Existing Indebtedness
6.4	Existing Guaranties

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CREDIT AGREEMENT

CREDIT AGREEMENT, made as of the 31st day of October, 2011 among THE ONE GROUP, LLC, a Delaware limited liability company, ONE 29 PARK MANAGEMENT, LLC, a New York limited liability company, STK-LAS VEGAS, LLC, a Nevada limited liability company, and STK ATLANTA, LLC, a Georgia limited liability company, (hereinafter referred to individually as a "Borrower", and collectively, as the "Borrowers"), and HERALD NATIONAL BANK, a national banking association (hereinafter referred to as the "Bank").

WITNESSETH:

WHEREAS, the Borrowers wish to obtain loans from the Bank in an aggregate principal amount of up to THREE MILLION DOLLARS ($3,000,000) and the Bank is willing to make loans to the Borrowers up to such aggregate principal amount on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the

Borrowers and the Bank hereby agree as follows:

ARTICLE 1.
DEFINITIONS

Section 1.1.          Defined Terms.

As used herein the following terms shall have the following meanings:

"Advance Ratio" means, as at any date, the quotient, expressed as a percentage, determined by dividing the aggregate principal amount of all Loans then outstanding by an amount equal to EBITDA of the Borrowers on a consolidated basis for the 4 consecutive complete fiscal quarters of the Borrowers most recently ended for which the Bank has received financial statements in accordance with Section 5.1(a). For purposes of computing the Advance Ratio, EBITDA shall be determined before provision for payment of "pre-opening" expenses of up to $500,000 in the aggregate with respect to all of the Borrowers for each such period of 4 consecutive complete fiscal quarters, to the extent deducted from net income during such period.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls the management or policies of the Person specified or is controlled by or is under common control with the Person specified.

"Agreement" means this Credit Agreement as the same may be amended, restated, supplemented or modified from time to time.

"Applicable Margin" means 1.75%.

"Assignee" shall have the meaning ascribed to such term in Section 8.6(b) hereof.

"Assignment of Life Insurance" means, the Assignment of Life Insurance, in form and substance satisfactory to the Bank, executed by the Borrowers in favor of the Bank covering the Key-Person Policy of the Guarantor.

"Available Commitment Amount" means, at any time, an amount equal to the Commitment at such time minus the aggregate principal amount of all Loans outstanding at such time.

"Borrowing Notice" shall have the meaning ascribed to such term in Section 2.3(a) hereof.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required or permitted by law to close.

"Capital Expenditures" means for any period, the aggregate amount of all payments made during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to Capitalized Lease Obligations and interest that are required to be capitalized in accordance with GAAP.

"Capitalized Lease" means any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

"Capitalized Lease Obligations" means as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

"Capital Stock" means, as to any Person, all shares, interest, partnership interests, limited liability company membership interests, participations, rights in or other equivalents (however designated) of such Person' s equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

"Change in Control" means any time at which (i) 100% of the Capital Stock of each of the Subsidiary Borrowers is not owned (beneficially and of record) and controlled by The One Group or (ii) not less than 51% of the Capital Stock of The One Group is not owned (beneficially and of record) and controlled by Jonathan Segal.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated, and rulings issued, thereunder.

"Collateral" means any and all "Collateral", as defined in the Security Documents.

"Commitment" means the obligation of the Bank to make Loans hereunder in an aggregate principal amount of up to Three Million Dollars ($3,000,000), as such amount is subject to reduction in accordance with the terms hereof.

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"Commitment Termination Date" means April 30, 2013.

"Compliance Certificate" means a certificate executed by the chief executive officer of each Borrower, substantially in the form of Exhibit E annexed hereto, to the effect that, to the best of chief executive officer's knowledge: (i) as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to the action intended to be taken by the Borrowers as described in such certificate, including, without limitation, that the covenants set forth in Section 5.6 hereof would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form reasonably satisfactory to the Bank, of such compliance, and (ii) the representations and warranties contained in Article 3 hereof are true and with the same effect as though such representations and warranties were made on the date of such certificate, except for changes in the ordinary course of business none of which, either singly or in the aggregate, have had a Material Adverse Effect on the Borrowers and except that representations and warranties made as of a specified date continue to be true as of such date.

"Credit Period" means the period commencing on the date of this Agreement and ending on the Commitment Termination Date.

"Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property are bound.

"Debt Instrument" shall have the meaning ascribed to such term in clause (d)(i) of Article 7 hereof.

"Default" means any of the events specified in Article 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

"Dollars" and "$" means dollars in lawful currency of the United States of America.

"EBITDA" means, for any accounting period, net income of the Borrowers for such accounting period before provision for payment of Interest Expense and federal, state and local income taxes plus depreciation, amortization and other non-cash charges to the extent deducted from such net income during such accounting period, all as determined by GAAP.

"Effective Date" shall have the meaning ascribed to such term in Section 4.1 hereof.

"ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

"ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of 414(b) of the Code) as the Borrowers or is under common control (within the meaning of 414(c) of the Code) with the Borrowers.

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"Event of Default" means any of the events specified in Article 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

"Facility Fee" shall have the meaning ascribed to such term in Section 2.13(a) hereof.

"GAAP" means generally accepted accounting principles in the United States of America, consistently applied during the Credit Period.

"Government Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

"Government Consents" shall have the meaning ascribed to such term in Section 3.14(a).

"Guarantee Agreement" means the Guarantee, substantially in the form of Exhibit B annexed hereto, by the Guarantor in favor of the Bank, as amended, restated, supplemented or otherwise modified from time to time.

"Guarantor" means Jonathan Segal, an individual.

"Indebtedness" of a Person means, without duplication, such Person's (i) all obligations of such Person for borrowed money or in connection with deposits or advances of any kind paid to, received by or otherwise for the account of, such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than as a penalty for non-payment), (iv) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not past due by more than 90 days from the due date thereof), (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vi) all guarantees by such Person of Indebtedness of others, (vii) all Capital Lease Obligations of such Person and (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty or in respect of bankers' acceptances.

"Indemnified Taxes" means, as to any Person, any Tax, except (i) a Tax imposed on or measured by the income or profits of such Person (and any minimum or franchise taxes imposed in lieu thereof) and (ii) any interest, fees or penalties for late payment thereof imposed on such Person.

"Information" shall have the meaning ascribed to such term in Section 8.12 hereof.

"Interest Expense" means for any period, all amounts accrued by the Borrowers, whether as interest, late charges, service fees or other charge for money borrowed on account of or in connection with the Borrowers' indebtedness for money borrowed (including all Subordinated Indebtedness) or with respect to which the Borrowers or any of their respective properties are liable by assumption, operation of law or otherwise, including, without limitation, the interest component of any leases which are required, in accordance with GAAP, to be carried as a liability on the Borrowers' balance sheet.

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"Key-Person Policy" means one or more life insurance policies on the life of the Guarantor, in a face amount, and issued by one or more responsible insurance companies, acceptable to the Bank.

"Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction); provided that (i) the filing of financing statements for notification purposes only with respect to "true leases" and (ii) assignments, deposit arrangements and other arrangements not intended as security shall, in each case, not constitute a Lien for purposes of this definition.

"Loan(s)" shall have the meaning ascribed to such term in Section 2.1 hereof.

"Loan Documents" means this Agreement, the Note(s), the Security Documents, the Guarantee Agreement, the Subordination Agreement(s) and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect (including any addendum or other document executed or delivered pursuant to Section 5.7).

"Loan Parties" means the Borrowers and the Guarantor.

"Managing Person" means with respect to (i) each of the Subsidiary Borrowers, The One Group, and (ii) The One Group, the Guarantor.

"Material Adverse Change" means any event, development or circumstance that has had or reasonably would be expected to have a Material Adverse Effect.

"Material Adverse Effect" means with respect to any Person, a material adverse effect on: (i) the business, condition (financial or otherwise), assets, liabilities or operations of such Person, (ii) the ability of such Person to perform its obligations under any Loan Document to which it is a party, or (iii) the validity or enforceability of this Agreement or the other Loan Documents or the rights or remedies of the Bank hereunder or thereunder.

"Maturity Date" means April 30, 2014, or such earlier date on which all outstanding Loans shall become due and payable, whether by acceleration or otherwise.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

"Note(s)" shall have the meaning ascribed to such term in Section 2.2(a) hereof.

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"NYUCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

"Obligations" means (i) the due and punctual payment of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Bank under this Agreement and the other Loan Documents and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to this Agreement and the other Loan Documents.

"One 29 Park Management" means One 29 Park Management, LLC, a New York limited liability company.

"Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents.

"Participant" shall have the meaning ascribed to such term in Section 8.6(c) hereof.

"PBGC" shall have the meaning ascribed to such term in Section 6.8 hereof.

"Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other juridical entity, or a government or state or any agency or political subdivision thereof.

"Plan" means any plan of a type described in Section 4021 (a) of ERISA in respect of which any Borrower is an "employer" as defined in Section 3(5) of ERISA.

"Pledge Agreement(s)" means individually the Pledge Agreement – Subsidiary Borrowers or the Pledge Agreement - The One Group, and together, both of them.

"Pledge Agreement – Subsidiary Borrowers" means the Pledge Agreement, substantially in the form of Exhibit D-1 annexed hereto, by The One Group in favor of the Bank, as amended, restated, supplemented or otherwise modified from time to time.

"Pledge Agreement – The One Group" means the Pledge Agreement, substantially in the form of Exhibit D-2 annexed hereto, by the Guarantor in favor of the Bank, as amended, restated, supplemented or otherwise modified from time to time.

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"Prime Rate" means, for any day, a fluctuating rate per annum equal to the prime rate of interest as published in the Money Rates column of The Wall Street Journal or any successor column or section of such periodical from time to time. Any change in the Prime Rate shall take effect on the date of the change in the prime rate without notice or demand of any kind.

"Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

"Required Payment" shall have the meaning ascribed thereto in Section 2.11(a).

"Requirement of Law" means as to any Person, any law, treaty, rule or regulation, or a final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property to which such Person or any of its property is subject.

"Security Agreement" means the Security Agreement, substantially in the form of Exhibit C annexed hereto, by the Borrowers in favor of the Bank, as amended, restated, supplemented or otherwise modified from time to time.

"Security Documents" means the Security Agreement, the Assignment of Life Insurance , the Pledge Agreements and each other security agreement, instrument or other document executed or delivered pursuant to Section 4.1, 5.7 or 5.8 to secure any of the Obligations.

"STK Atlanta" means STK Atlanta, LLC, a Georgia limited liability company.

"STK-Las Vegas" means STK-Las Vegas, LLC, a Nevada limited liability company.

"Subordinated Creditors" means, collectively, RCI II, LTD., Talia LTD. and Jonathan Segal.

"Subordinated Indebtedness" means any Indebtedness of the Borrowers, or any of them, the payment of which is expressly subordinated to the payment of the Obligations.

"Subordination Agreement(s)" has the meaning set forth in Section 4.1(f).

"Subsidiary" means, as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or other managing person), irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

"Subsidiary Borrowers" means, collectively, One 29 Park Management, STK-Las Vegas and STK Atlanta.

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"Tangible Net Worth" means, as of any date of determination, with respect to any Person, (i) such Person's capital surplus, earned surplus and capital stock, as of such date, plus the aggregate outstanding principal amount of all Subordinated Indebtedness as of such date, less (ii) all intangible assets properly classified as such in accordance with GAAP, including, without limitation, goodwill, licenses, permits, franchises, patents, patent rights, trademarks, trade names, and copyrights and any amounts due to such Person from any officers, members, partners, managers or shareholders of such Person.

"Taxes" means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

"Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA (other than a Reportable Event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under the regulations promulgated under such Section) with respect to any Plan, (ii) the withdrawal of any Borrower or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the cessation of operations of any facility of any Borrower or any of its ERISA Affiliates if, pursuant to Section 4062(e) of ERISA, such cessation causes such Borrower or such ERISA Affiliate to be treated as a "substantial employer," (iv) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (v) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan, or (vi) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

"The One Group" means The One Group, LLC, a Delaware limited liability company.

"Unused Fee" shall have the meaning ascribed to such term in Section 2.13(b) hereof.

"USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

Section 1.2.          Principles of Construction.

(a)          Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP as in effect on the date of this Agreement, except that references in Article 5 to such principles shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto.

(b)          The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Article, Section, schedule and exhibit references contained therein shall refer to Articles thereof, Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

(c)          Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

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ARTICLE 2.

AMOUNT AND TERMS OF CREDIT

Section 2.1.          Loans.

Subject to the terms and conditions of this Agreement, the Bank agrees to make loans on a joint and several basis to the Borrowers (each a "Loan" and, collectively, the "Loans") from time to time prior to the Commitment Termination Date in an aggregate principal amount that will not result in (i) the aggregate principal amount of all Loans exceeding the Available Commitment Amount, and (ii) the Advance Ratio exceeding 200%. During the Credit Period, the Borrowers may borrow within the foregoing limits, prepay in whole or in part in accordance with Section 2.6, and reborrow, all in accordance with the terms and conditions hereof.

Section 2.2.          Notes.

(a)          Each Loan shall be evidenced by a joint and several promissory note of the Borrowers in substantially the form of Exhibit A annexed hereto (each, a the "Note" and collectively, the "Notes"). Each Note shall be dated the date of the applicable Loan, shall be payable to the Bank in the principal amount of such Loan, and shall otherwise be duly completed. Each Note shall be subject to repayment as provided in Sections 2.5 and 2.6 hereof.

(b)          The Bank is hereby authorized to record on the schedule (and any continuations thereof) annexed to and constituting a part of each Note (i) the date and amount of each applicable Loan made by the Bank and (ii) the date and amount of each payment and prepayment of principal of such Loan. No failure so to record or any error in so recording shall affect the obligation of the Borrowers to repay the Loans, with interest thereon, as herein provided.

Section 2.3.          Procedure for Borrowing.

(a)          The Borrowers may borrow Loans on any Business Day during the Credit Period, provided that the Borrowers shall give the Bank written notice (a "Borrowing Notice") no later than 10:00 a.m. on the same Business Day specifying (i) the aggregate principal amount of the Loan to be borrowed, (ii) that the amount of such Loan will not result in (A) the aggregate principal amount of all Loans exceeding the Available Commitment Amount, and (B) the Advance Ratio exceeding 200%, and (iii) the requested date of such borrowing. Each Borrowing Notice shall be irrevocable. Each Loan shall be in a principal amount equal to $250,000 or an integral multiple of $100,000 in excess thereof, or, if less, the Available Commitment Amount.

(b)          Not later than 2:00 p.m. (New York City time) on the date of any such Loan and upon fulfillment of the applicable conditions set forth in Section 4.2, the Bank will make such Loan available to the Borrowers in immediately available funds by crediting the amount thereof to an account of the Borrowers as designated to the Bank by the Borrowers.

Section 2.4.          Termination or Reduction of Commitment.

(a)          Unless previously terminated, the Commitment shall terminate on the Commitment Termination Date.

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(b)          The Borrowers shall have the right, upon at least three Business Days' prior written notice to the Bank, at any time, to terminate the Commitment or from time to time to permanently reduce the Commitment Amount, provided that any such reduction shall be in the amount of $250,000 or an integral multiple of $100,000 in excess thereof. Simultaneously with each reduction of the Commitment Amount under this Section, the Borrowers shall prepay the Loans as required by Section 2.6(b).

(c)          The Commitment, once reduced or terminated, may not be reinstated.

Section 2.5.          Repayments of the Loans.

The Borrowers hereby unconditionally, jointly and severally, promise to pay to the Bank the then unpaid principal amount of each Loan in nine (9) equal consecutive monthly installments on the first day of each month commencing on the first day of the fourth (4th) month next succeeding the date of such Loan, with a final payment on the first day of the twelfth (12th) month next succeeding the date of such Loan (which in any event shall not be later than the Maturity Date) equal to the remaining unpaid principal amount of such Loan.

Section 2.6.          Prepayments of the Loans.

(a)          The Borrowers may, at their option, prepay the Loans without premium or penalty in full at any time or in part from time to time by notifying the Bank in writing not later than the date of such prepayment specifying the principal amount of each Loan to be prepaid and the date of prepayment. Each such notice shall be irrevocable and the amount specified in each such notice shall be due and payable on the date specified. Each partial prepayment of a Loan pursuant to this subsection shall be in an aggregate principal amount of $25,000 or an integral multiple thereof, or, if less, the outstanding principal balance of such Loan.

(b)          In the event and on each occasion that (i) a reduction of the Commitment under Section 2.4 results in the amount of the aggregate unpaid principal balance of the Loans exceeding the Available Commitment Amount after giving effect to such reduction, or (ii) the Advance Ratio exceeds 200%, the Borrowers shall prepay the Loans in an aggregate amount equal to such excess.

(c)          Simultaneously with each prepayment of the Loans, the Borrowers shall prepay all accrued interest on the amount prepaid through the date of prepayment.

Section 2.7.          Interest Rate and Payment Dates.

(a)          Except as otherwise provided in Section 2.7(b), prior to maturity, the outstanding principal balance of the Loans shall bear interest at a rate per annum equal to the greater of (i) the Prime Rate plus the Applicable Margin and (ii) 5.00%.

(b)          Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, so long as such Event of Default is continuing, all principal of each Loan and each fee and other amount then due and payable by the Borrower hereunder (whether at the stated maturity thereof, by acceleration or otherwise) shall bear interest at a rate per annum equal to 5% above the otherwise applicable rate, from the date of such Event of Default until such Event of Default is cured or waived in writing by the Bank. In addition, if any payment of interest or principal hereunder is not paid or funds are not available to be automatically debited on the date on which it is due, the Borrowers shall pay to the Bank, upon demand, an amount equal to 5% of such unpaid payment.

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(c)          All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Prime Rate shall be determined by the Bank, and such determination shall be conclusive absent clearly demonstrable error.

(d)          Interest on each Loan shall be paid monthly in arrears on the first day of each month, commencing on the first such day after such Loan, and at maturity for such Loan.

(e)          No interest payable hereunder, whether by reason of maturity, the acceleration thereof, or otherwise, shall be in excess of the maximum rate permitted by any applicable law. As used herein, the term "applicable law" means the law in effect as of the Effective Date; provided that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrowers and the Bank in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Notes and not to the payment of interest.

Section 2.8.          Payments Generally.

(a)          All payments (including prepayments) on account of principal, interest, fees and any other amounts payable by the Borrowers to the Bank hereunder shall be made without setoff or counterclaim and shall be made to the Bank on the date of payment at 58 South Service Road, Suite 120, Melville, New York 11747 or before 11:00 a.m. New York time, in each case in lawful money of the United States of America and in immediately available funds (which payments may be made by the Borrowers' use of electronic transfers); without limiting the foregoing, the Borrowers hereby authorize the Bank to charge any account of the Borrowers for each such payment on the due date therefor. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Notwithstanding the foregoing, if any payment of principal or interest becomes due on a day on which the banks in New York, New York are required or permitted by law to remain closed, such payment may be made on the next succeeding day on which such banks are open, and such extensions shall be included in computing interest in connection with such payment.

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(b)          All payments shall be applied first to the payment of all fees, expenses and other amounts due to the Bank (excluding principal and interest), then to accrued interest, and the balance on account of outstanding principal; provided, however, after an Event of Default, payments will be applied to the obligations of the Borrowers to the Bank as the Bank determines in its sole discretion.

Section 2.9.          Use of Proceeds.

The Borrowers agree that the proceeds of the Loans shall be used solely, directly or indirectly, for working capital and general limited liability company purposes of the Borrowers. Notwithstanding anything to the contrary contained in any Loan Document, the Borrowers agree that no part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.

Section 2.10.         Capital Adequacy.

If (a) the enactment or promulgation of, or any change or phasing in of, any United States or foreign law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof, (b) compliance with any directive or guideline from any central bank or United States or foreign Governmental Authority (whether having the force of law) promulgated or made after the Effective Date, or (c) compliance with the Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System as set forth in 12 CFR Parts 208 and 225, or of the Comptroller of the Currency, Department of the Treasury, as set forth in 12 CFR Part 3, or similar legislation, rules, guidelines, directives or regulations under any applicable United States or foreign Governmental Authority affects or would affect the amount of capital required to be maintained by the Bank (or any lending office of the Bank) or any corporation directly or indirectly owning or controlling the Bank or imposes any restriction on or otherwise adversely affects the Bank (or any lending office of the Bank) or any corporation directly or indirectly owning or controlling the Bank and the Bank shall have determined that such enactment, promulgation, change or compliance has the effect of reducing the rate of return on the Bank's capital or the asset value to the Bank of any loan made by the Bank as a consequence, directly or indirectly, of its obligations to make and maintain the funding of the Loans at a level below that which the Bank could have achieved but for such enactment, promulgation, change or compliance (after taking into account the Bank's policies regarding capital adequacy) by an amount deemed by the Bank to be material, then, upon demand by the Bank, the Borrowers shall pay to the Bank within ten (10) days of such demand such additional amount or amounts as shall be sufficient to compensate the Bank for such reduction in such rate of return or asset value. A certificate of the Bank setting forth the amount or amounts necessary to compensate the Bank or its holding company, as applicable, as specified in this Section 2.10 shall be delivered to the Borrowers and shall be conclusive absent manifest error.

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Section 2.11.         Taxes; Net Payments.

(a)          All payments by or on account of the Borrowers under any Loan Document to the Bank shall be made free and clear of, and without any deduction or withholding for or on account of, any and all present or future Indemnified Taxes or Other Taxes, provided that if any Borrower or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding in respect of such Indemnified Tax or Other Tax from any amount required to be paid by the Borrowers to the Bank under any Loan Document (each, a "Required Payment"), then (i) the Borrowers shall notify the Bank of any such requirement or any change in any such requirement as soon as the Borrowers become aware thereof, (ii) the Borrowers shall pay such Indemnified Tax or Other Tax prior to the date on which penalties attach thereto, such payment to be made (to the extent that the liability to pay is imposed on any Borrower) for its own account or (to the extent that the liability to pay is imposed on the Bank) on behalf and in the name of the Bank, (iii) the Borrowers shall pay to the Bank an additional amount such that the Bank shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been made or required, and (iv) the Borrowers shall, within 30 days after paying such Indemnified Tax or Other Tax, deliver to the Bank satisfactory evidence of such payment to the relevant Governmental Authority.

(b)          The Borrowers shall reimburse the Bank, within 10 days after written demand therefor, for the full amount of all Indemnified Taxes or Other Taxes paid by the Bank on or with respect to any payment by or on account of any obligation of any Borrower under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than any such penalties, interest or expenses that are incurred by the Bank's unreasonably taking or omitting to take action with respect to such Indemnified Taxes or Other Taxes), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by the Bank shall be conclusive absent manifest error. In the event that the Bank determines that it received a refund or credit for Indemnified Taxes or Other Taxes paid by the Borrowers under this Section, the Bank shall promptly notify the Borrowers of such fact and shall remit to the Borrower the amount of such refund or credit.

Section 2.12.         Bank's Records.

The Bank's records with respect to the Loans, the interest rates applicable thereto, each payment and prepayment by the Borrowers of principal and interest on the Loans and fees, expenses and any other amounts due and payable in connection with this Agreement shall be presumed correct absent manifest error.

Section 2.13.         Fees.

(a)          Simultaneously with the execution and delivery of this Agreement, the Borrowers shall pay to Bank, a non-refundable facility fee (the "Facility Fee") in an amount equal to $30,000.

(b)          The Borrowers shall pay to the Bank a fee (the "Unused Fee"), during the period from the Effective Date to the Maturity Date, computed as follows: an amount, determined periodically as hereinafter set forth, equal to the product of (i) 0.25% multiplied by (ii) the average daily Available Commitment Amount during such period. The Unused Fee shall be payable (i) quarterly in arrears on the last Business Day of each December, March, June and September and during such period, commencing on December 30, 2011, (ii) on the date of any reduction in the Commitment (to the extent of such reduction) and (iii) on the Maturity Date. The Unused Fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

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(c)          In the event that the aggregate amount on deposit in the demand deposit accounts maintained by the Borrowers and/or Affiliates of the Borrowers acceptable to the Bank in its reasonable discretion shall at any time on or after the Effective Date be less than $300,000 and shall remain at less than $300,000 for a period of at least five (5) consecutive business days after the Borrower's receipt of written notice thereof, then at the option and upon the demand of the Bank, the Borrowers shall pay to the Bank an annual non-refundable balance deficiency fee in an amount equal to 1.00% of the difference between (i) the Available Commitment Amount and (ii) the sum of the amount then on deposit in such accounts.

Section 2.14.         Guarantee.

All obligations of the Borrowers hereunder shall be unconditionally guaranteed by the Guarantor, pursuant to the terms of the Guarantee Agreement.

Section 2.15.         Security Documents.

All obligations of the Loan Parties hereunder and under the other Loan Documents shall be secured pursuant to the terms of the Security Agreement and the other Security Documents.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Agreement and to make the Loans herein provided for, the Borrowers hereby covenants, represents and warrants to the Bank that:

Section 3.1.          Existence; Compliance with Law.

Each Borrower (a) is a limited liability company duly formed, validly existing and in good standing under the laws of its state of organization, (b) has the power and authority and the legal right to own and operate its property and to conduct the business in which it is currently engaged, and (c) is in compliance in all material respects with the Requirements of Law.

Section 3.2.          Subsidiaries; Capitalization.

As of the Effective Date, Schedule 3.2 sets forth the name, jurisdiction of organization or formation and type of organization of each Borrower and the issued and outstanding Capital Stock of each Borrower. As of the Effective Date, except as set forth on Schedule 3.2, no Borrower has any Subsidiaries. As of the Effective Date, except as set forth on Schedule 3.2, (a) no Borrower has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, and (b) there are no agreements, voting trusts or understandings binding upon any Borrower with respect to the voting securities of such Borrower or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing.

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Section 3.3.          Financial Condition; No Material Adverse Change.

(a)          The balance sheet of The One Group and its Subsidiaries, as of December 31, 2010 and the related consolidated statements of income, members' equity and cash flows of The One Group and its Subsidiaries for the fiscal year ended on such date, all on a consolidated basis, have heretofore been furnished to the Bank, and are complete and correct in all material respects and present fairly in all material respects the financial condition of The One Group and its Subsidiaries, on a consolidated basis, as at such date and for the fiscal year then ended. Such financial statements have been prepared in accordance with GAAP. None of the Borrowers has any material contingent obligations, contingent liabilities or liability for taxes, which is not reflected in the foregoing statements or in the notes thereto.

(b)          Since December 31, 2010, there has been no Material Adverse Change in the business, assets, operations or condition, financial or otherwise, of the Borrowers.

Section 3.4.          Power Authorization; Enforceable Obligations.

Each Borrower has the limited liability company power and authority to make, deliver and perform this Agreement and the other Loan Documents, and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the other Loan Documents and to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. As of the Effective Date, no consent or authorization of, filing with, or other act by or in respect of any other Person or any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the other Loan Documents which has not been obtained (except for the filing of any financing statements pursuant to the Security Documents). The execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents to which it is a party do not on the Effective Date and will not at the time of any borrowing hereunder (a) violate, in any material respect, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Borrower or of the certificate of formation or operating agreement of such Borrower, or (b) violate, in any material respect, or constitute a default or event of default under any indenture or loan or credit agreement or any other agreement or instrument to which such Borrower is a party or by which it or its properties may be bound or affected. This Agreement and the other Loan Documents have been duly executed and delivered on behalf of each Borrower and this Agreement and the other Loan Documents each constitute, a legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

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Section 3.5.          No Legal Bar.

The execution, delivery and performance of this Agreement and the Notes, and the borrowings hereunder and the Borrowers' use of the proceeds thereof, will not violate in any material respect any Requirement of Law or any Contractual Obligation of any Borrower, and, to the best of each Borrower's knowledge, will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation (except for Liens in favor of the Bank pursuant to the Security Documents). The execution, delivery and performance of the Guarantee Agreement will not violate in any material respect any Requirement of Law or any Contractual Obligation of the Guarantor, and, to the best of each Borrower's knowledge, will not result in, or require, the creation or imposition of any Lien on any of properties or revenues of the Guarantor pursuant to any Requirement of Law or Contractual Obligation.

Section 3.6.          No Material Litigation.

No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending by or against any Borrower or the Guarantor or against any of their respective properties which if adversely determined, would have a Material Adverse Effect.

Section 3.7.          No Default.

No Borrower is in default under or with respect to any Contractual Obligation in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 3.8.          No Burdensome Restrictions.

As of the Effective Date, no Contractual Obligation of any Borrower and no Requirement of Law has a Material Adverse Effect on the ability of any Borrower or the Guarantor to perform its respective obligations under the Loan Documents to which it is a party.

Section 3.9.          Taxes.

Each Borrower has filed or caused to be filed all tax returns which are required to be filed, and has paid all taxes shown to be due and payable on such tax returns or on any assessments made against it or any of its property.

Section 3.10.         Federal Regulations.

No Borrower is engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loans hereunder will be used by the Borrowers for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

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Section 3.11.         No Misstatement.

No information, exhibit or report prepared by any Borrower and furnished by any Borrower in writing to the Bank in connection with this Agreement contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not misleading, provided that any projections or pro-forma financial information contained therein are good faith estimates based upon assumptions believed by the Borrowers to be reasonable at the time such estimates are made.

Section 3.12.         ERISA.

No Borrower or any of its ERISA Affiliates is a party to a Multiemployer Plan. Each Borrower and its ERISA Affiliates have fulfilled all obligations under the minimum funding standards of ERISA and the Code with respect to each Plan established or maintained by such Borrower or its ERISA Affiliates and with respect to each such Plan are not subject to any material liability to the PBGC under Title IV of ERISA. With respect to each Employee Benefit Plan, each Borrower is in compliance in all material respects with the currently applicable provisions of ERISA and the Code.

Section 3.13.         Properties.

Each Borrower has good title to, or valid leasehold interests in, all real and personal property (tangible or intangible) material to its business, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

Section 3.14.         Government Consents.

(a)          As of the Effective Date, each Borrower has all permits, licenses, authorizations, approvals and consents of Government Authorities, federal, state and local (hereinafter referred to collectively as the "Government Consents") necessary for: (i) the activities and business of such Borrower, as the case may be, as currently conducted and as proposed to be conducted, (ii) the ownership, use, operation and maintenance of its properties and assets, and (iii) the financing hereunder, and such Government Consents are the only Government Consents required for the foregoing purposes (except for such Government Consents the absence of which, individually or in the aggregate, (x) will not interfere with its ability to conduct its business as currently conducted or to utilize its properties for their intended purposes and (y) could not reasonably be expected to result in a Material Adverse Effect).

(b)          No condition exists or event has occurred that, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, non-renewal of any Government Consent applicable to any Borrower, and there is no claim that any such Government Consent, participation or contract is not in full force and effect.

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Section 3.15.         Security Interest.

The Security Documents are effective to create in favor of the Bank a legal, valid and enforceable security interest in the Collateral and, when (i) the pledged property constituting Collateral is delivered to the Bank, (ii) financing statements in appropriate form are filed in the offices of the secretary of state of the jurisdiction of organization of each Borrower or such other office specified by the Uniform Commercial Code and (iii) all other applicable filings and other actions under the Uniform Commercial Code or otherwise that are required or permitted under the Loan Documents are made, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Collateral (other than Collateral for which perfection of a security interest is not governed by the Uniform Commercial Code), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.1.

Section 3.16.         No Misrepresentation.

No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by any Borrower in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of each Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided that any projections or pro-forma financial information contained therein are good faith estimates based upon assumptions believed by the Borrowers to be reasonable at the time such estimates are made.

ARTICLE 4. CONDITIONS

PRECEDENT

Section 4.1.          Conditions to Effectiveness.

The obligations of the Bank to make Loans hereunder shall not become effective until the date (the "Effective Date") on which all of the following conditions have been satisfied (or waived in accordance with Section 8.2):

(a)          This Agreement.

The Bank shall have received this Agreement executed by a duly authorized officer of each Borrower.

(b)          Security Agreement.

The Bank shall have received the Security Agreement executed by a duly authorized officer of each Borrower, together with the following:

(i)          instruments constituting Collateral, if any, duly indorsed in blank by a duly authorized officer of each applicable Borrower;

(ii)         all instruments and other documents, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Bank to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

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(iii)        such other documents as the Bank may reasonably require in connection with the perfection of its security interests in the Collateral.

(c)          Pledge Agreement – Subsidiary Borrowers.

The Bank shall have received the Pledge Agreement – Subsidiary Borrowers executed by The One Group, together with the following:

(i)          instruments constituting Collateral, if any, duly indorsed in blank by a duly authorized officer of The One Group;

(ii)         Uniform Commercial Code financing statements, required by law or reasonably requested by the Bank to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement – Subsidiary Borrowers; and

(iii)        such other documents as the Bank may reasonably require in connection with the perfection of its security interests in the Collateral covered by the Pledge Agreement – Subsidiary Borrowers.

(d)          Pledge Agreement – The One Group.

The Bank shall have received the Pledge Agreement – The One Group executed by the Guarantor, together with the following:

(i)          instruments constituting Collateral, if any, duly indorsed in blank by the Guarantor;

(ii)         Uniform Commercial Code financing statements, required by law or reasonably requested by the Bank to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement – The One Group; and

(iii)        such other documents as the Bank may reasonably require in connection with the perfection of its security interests in the Collateral covered by the Pledge Agreement – The One Group.

(e)          Guarantee Agreement.

The Bank shall have received the Guarantee Agreement duly executed by the Guarantor.

(f)          Subordination Agreements.

The Borrowers, the Bank and each of the Subordinated Creditors shall have (i) entered into one or more Subordination Agreements, in form and substance satisfactory to the Bank (collectively, the "Subordination Agreements") pursuant to which the payment by the Borrowers, or any of them, to the Subordinated Creditors, or any of them, of all indebtedness due to them from the Borrowers, or any of them, shall be made subject and subordinate to the prior payment in full of the Obligations, and to the liens, if any, securing the Obligations, to the extent and in the manner set forth in the Subordination Agreements, (ii) delivered to the Bank the subordinated notes and other agreements or evidences of Indebtedness covered by the Subordination Agreements, and (iii) shall otherwise have duly complied with all of the terms and conditions of the Subordination Agreements.

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(g)          Authority.

The Bank shall have received a certificate, dated the Effective Date, of the chief executive officer or other analogous counterpart of each Borrower:

(i)          attaching a true and complete copy of the resolutions of its Managing Person and of all documents evidencing all necessary limited liability company action (in form and substance satisfactory to the Bank) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby,

(ii)         attaching a true and complete copy of its certificate of formation and operating agreement,

(iii)        attaching a certificate of good standing of the secretary of state of its organization or formation, issued not more than 30 days prior to the Effective Date, and

(iv)        setting forth the incumbency of its officer or officers (or the equivalent) who may sign the Loan Documents to which it is a party, including therein a signature specimen of such officer or officers (or equivalent).

(h)          Insurance.

The Bank shall have received certificates of insurance or other evidence reasonably satisfactory to the Bank that the insurance required by Section 5.2(f)(i) has been obtained and is in effect.

(i)          Legal Opinion.

Counsel to the Borrowers and the Guarantors shall have delivered its opinion to, and in form and substance reasonably satisfactory to, the Bank.

(j)          Consents.

All consents and authorizations of, filing with, and other acts by or in respect of any other Person and all Governmental Authorities, required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the other Loan Documents shall have been obtained and copies thereof shall have been delivered to the Bank.

(k)          Fees.

The Bank shall have received an amount equal to (i) the difference between the Facility Fee and $10,000 (representing the amount of the deposit heretofore paid to the Bank by the Borrowers) and (ii) all other fees and other amounts due and payable on or prior to the date of this Agreement, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

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(l)          Lien and Judgment Searches.

The Bank shall have received Uniform Commercial Code, tax and judgment lien search reports with respect to each applicable public office where Liens are or may be filed disclosing that there are no outstanding Liens of record as of the Effective Date in such official's office covering any Collateral or showing any Borrower or the Guarantor as debtor thereunder (other than Liens permitted to exist pursuant to Section 6.1 hereof).

(m)          Compliance Certificate.

The Bank shall have received a certificate of the President or Chief Executive Officer of each Borrower, dated and effective the Effective Date, certifying that (i) no Default or Event of Default under this Agreement exists and (ii) the representations and warranties contained in Article 3 hereof are true.

(n)          USA Patriot Act.

The Bank shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

(o)          Additional Matters.

All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank.

Section 4.2.          Conditions of each Loan.

The obligation of the Bank to make the initial Loan and to make each Loan subsequent thereto shall be subject to the fulfillment (to the satisfaction of the Bank) of the following conditions precedent:

(a)          Borrowing Notice.

The Bank shall have received a Borrowing Notice in accordance with Section 2.3 hereof.

(b)          Notes.

The Bank shall have received a Note in the principal amount of the requested Loan, executed by a duly authorized officer of each Borrower.

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(c)          Certificate.

The Bank shall have received a certificate dated the date of such of Loan and effective as of such date, certifying that (i) no Default or Event of Default under this Agreement exists on the date of such Loan or would exist after giving effect to the requested Loan and (ii) the representations and warranties contained in Article 3 hereof are true and with the same effect as though such representations and warranties were made on the date of such Loan, except for changes in the ordinary course of business none of which, either singly or in the aggregate, have had a Material Adverse Effect on the Borrowers and except that representations and warranties made as of a specified date shall continue to be true as of such date.

(d)          Other Information.

The Bank shall have received such other documentation and assurances as shall be reasonably required by it in connection with such Loan.

Section 4.3.          Conditions Subsequent.

The obligation of the Bank to make Loans on the occasion of any Borrowing after the forty fifth (45th) Business Day following the Effective Date, is subject to the receipt by the Bank of a counterpart of the Assignment of Life Insurance with respect to the Guarantor, executed by The One Group, together with the Key-Person Policy of the Guarantor and evidence satisfactory to the Bank that (A) such Assignment of Life Insurance has been recorded with the issuer of such Key-Person Policy, and (B) such Key-Person Policy has an aggregate face value of not less than $3,000,000.

ARTICLE 5.
AFFIRMATIVE COVENANTS

The Borrowers hereby agrees that, so long as any Note remains outstanding and unpaid, or any other amount is owing to the Bank hereunder the Borrowers shall:

Section 5.1.          Financial Information; Compliance Certificates and Reporting Generally.

(a)          Maintain a standard system of accounting in accordance with GAAP and:

(i)          (A) Not later than July 30 of each year, furnish to the Bank the balance sheet and related statement of income, members' equity and cash flows of The One Group and its Subsidiaries, all on a consolidating basis, as of the end of and for the immediately preceding year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail prepared in accordance with GAAP applied on a basis consistently maintained throughout the periods involved and audited by JH Cohn, LLP or another firm of independent certified public accountants reasonably satisfactory to the Bank (without qualification or exception as to the scope of such audit); (B) not later than July 30 of each year, furnish to the Bank the consolidating balance sheets and related consolidating statements of income, members' equity and cash flows of the Borrowers as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail all certified by the President or chief financial officer of each Borrower as presenting fairly in all material respects the consolidating financial condition and results of operations of the Borrowers in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes;

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(ii)          (A) within 45 days after the close of each fiscal quarter of each fiscal year, furnish to the Bank the consolidating balance sheet and related consolidating statement of income, members' equity and cash flows of The One Group and its Subsidiaries, in each case, for such quarter and for the period of the fiscal year ended as of the close of the particular fiscal quarter, all certified by the President or chief financial officer of The One Group as presenting fairly in all material respects the consolidating financial condition and results of operations of The One Group and its Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes; and (B) within 45 days after the close of each fiscal quarter of each fiscal year, furnish to the Bank the consolidating balance sheets and related consolidating statements of income, members' equity and cash flows of the Borrowers, in each case, for such quarter and for the period of the fiscal year ended as of the close of the particular fiscal quarter, all certified by the President or chief financial officer of each Borrower as presenting fairly in all material respects the consolidating financial condition and results of operations of the Borrowers in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes; all of the foregoing to be at the expense of the Borrowers.

(iii)          The Borrowers shall also with reasonable promptness furnish such other data as may be reasonably requested by the Bank and shall upon reasonable advance written notice at all reasonable times permit the Bank by or through any of its officers, agents, employees, attorneys or accountants to review and otherwise inspect (at the Borrower's office) and make extracts from, the Borrowers' books and records in connection with or otherwise related to the credit extended by the Bank pursuant to this Agreement.

(b)          At the same time as it delivers the quarterly financial statements required pursuant to Section 5.1(a) hereof, deliver a Compliance Certificate and at the same time as it delivers such annual financial statements, a certificate of such accountants addressed to The One Group and the Bank with respect to such annual financial statements in the form previously delivered to and approved by the Bank.

(c)          Not later than May 15th of each calendar year, deliver to the Bank the personal federal tax returns of the Guarantor, together with all schedules and supporting documentation, all in the form filed with the Internal Revenue Service, or if an Application for Automatic Extension of Time to File U.S. Individual Income Tax Return with respect to such tax returns is filed, delivery to the Bank of a copy of such Application for Automatic Extension not later than May 15, and delivery to the Bank of such federal tax returns not later than 30 days after filing.

(d)          Not later than May 15th of each calendar year, deliver to the Bank the personal financial statements of the Guarantor, on the Bank's standard form, together with copies of all bank and brokerage statements to support all liquid assets shown on such personal financial statements.

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(e)          Promptly upon becoming available, deliver to the Bank copies of all regular, periodic or special reports, schedules and other material which any Borrower may now or hereafter be required to file with or deliver to any Governmental Authority and material news releases and annual reports relating to any Borrower.

(f)          Promptly following a written request therefor, deliver to the Bank all documentation and other information that the Bank reasonably requests as necessary in order for it to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

(g)          Deliver to the Bank prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming any Borrower a party to any proceeding before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect or that expressly calls into question the validity or enforceability of any of the Loan Documents, (ii) any lapse or other termination of any material contract, license, permit, franchise or other authorization, or (iii) any refusal by any Person or Governmental Authority to renew or extend any such material contract, license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect.

(h)          At the Bank's request, deliver to the Bank such other information respecting the business, operations or financial condition of the Borrowers as the Bank may from time to time reasonably request.

Section 5.2.	Limited Liability Company Existence, Taxes

Maintenance of Properties, Compliance with Law and Insurance.

Each Borrower shall:

(a)          Existence.

Do or cause to be done all things necessary to preserve and keep its limited liability company existence and all rights and licenses required in the ordinary course of its business in full force and effect.

(b)          Payment of Obligations.

Pay its obligations before the same shall become delinquent or in default, in each case, beyond any applicable grace, notice or cure period, except where (i) the validity or amount thereof is being contested diligently and in good faith by appropriate proceedings, (ii) it has set aside on its books adequate reserves with respect thereto in accordance with GAAP and no notice of Lien has been filed or recorded and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

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(c)          Taxes.

Promptly pay and discharge, or cause to be paid and discharged, as the same become due and payable, all taxes, assessments and governmental charges levied or imposed upon it or any Guarantor, as well as all judgments and all mechanics', workmen's, vendors', materialmen's and other similar claims which, if unpaid, might become a Lien upon its property or any part thereof. Notwithstanding the preceding sentence, none of the Borrowers shall be required to pay any taxes, assessments or governmental charges or to remove any Lien related thereto if such Borrower, or if the Guarantor, as applicable, is diligently contesting such tax, assessment or charge and appropriate reserves have been made therefor.

(d)          Preservation of Properties.

Maintain and keep its properties in good condition, and from time to time make all repairs, renewals and replacements, to the extent reasonably necessary for the conduct of its business.

(e)          Compliance with Law.

Comply with all material applicable laws, regulations, orders, writs, decrees, judgments and injunctions of any country or any state, territory or political subdivision thereof and of any court or governmental agency or other instrumentality. Notwithstanding the preceding sentence, none of the Borrowers shall be required to comply with any appealable order, decree, writs, judgments or injunctions for which such Borrower is diligently pursuing such appeal and appropriate reserves and/or bonds have been established or obtained by such Borrower.

(f)          Insurance.

(i)          (A) Maintain adequate insurance with sound and reputable insurers covering all such properties and risks as are customarily insured by, and in amounts not less than those customarily carried by, Persons engaged in similar businesses and similarly situated, the general liability insurance included in which shall name the Bank as an additional insured and the casualty insurance included in which shall name the Bank as loss payee up to the amount outstanding on any Loans; (B) file with the Bank upon its written request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; and (C) within thirty (30) days after notice in writing from the Bank, obtain such additional insurance as the Bank may reasonably request.

(ii)          Maintain the Key-Person Policy covering the Guarantor with an aggregate face value of not less than $3,000,000.

Section 5.3.          Keeping Records and Books of Account.

Keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP, reflecting all of its financial transactions.

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Section 5.4.          Visitation Rights.

At any reasonable time during regular business hours and upon reasonable written notice and from time to time, permit the Bank and any authorized agents or representatives thereof, to visit the properties of the Borrowers and to discuss the affairs, finances and accounts of the Borrowers with any of its officers; provided that prior to the occurrence of a Default or an Event of Default, such rights shall be exercised on not less than 24 hours' notice to the Borrowers and shall be exercised in the presence of an officer of the Borrowers, if available.

Section 5.5.          Compliance with Employee Plan and ERISA.

With respect to each Plan, (i) duly comply at all times, in all material respects, with the terms of such Plan and the provisions of ERISA and other applicable laws with respect thereto and (ii) duly comply, in all material respects, with all requests or demands for compliance with such Plan or the provisions of ERISA subject to the Borrowers' right to contest such compliance in good faith and by appropriate and diligent proceedings so long as appropriate reserves and/or bonds have been established or obtained by the Borrowers.

Section 5.6.          Financial Covenants.

(a)          Maintain as of the last day of each fiscal quarter of the Borrowers, Tangible Net Worth of not less than $13,000,000 in the aggregate with respect to The One Group and its Subsidiaries on a consolidated basis.

(b)          Maintain as of the last day of each fiscal quarter of the Borrowers, Tangible Net Worth of not less than $5,500,000 in the aggregate with respect to all of the Borrowers on a consolidated basis.

(c)          Maintain as of the last day of each fiscal quarter of the Borrowers, an Advance Ratio equal to or less than 200%.

Section 5.7.          Additional Borrowers.

If The One Group shall acquire, after the Effective Date, all of the Capital Stock of any entity, including any corporation, partnership, limited liability company, or any other similar entity, pursuant to merger, acquisition, or by other means, such entity (to the extent it is an entity separate from The One Group) shall, immediately subsequent to the closing date of such acquisition, automatically be deemed a Borrower and a Subsidiary Borrower hereunder, and shall, on the closing date thereof and as a condition thereto, execute and deliver to the Bank (i) an addendum to this Agreement, in form and substance satisfactory to the Bank, pursuant to which such entity shall make, and shall be deemed to have made, all of the covenants and agreements of a Borrower set forth in this Agreement and the other Loan Documents, and (ii) an addendum to the Security Agreement, in form and substance satisfactory to the Bank, and such other documents, agreements and instruments, and will take or cause to be taken such further actions, which may be required by law or which the Bank may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents, all at the expense of the Borrowers.

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Section 5.8.          Further Assurances.

The Borrowers will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, that may be required under any applicable law, or which the Bank may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the reasonable expense of the Borrower. The Borrowers shall provide to the Bank, from time to time upon reasonable request, evidence reasonably satisfactory to the Bank as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

ARTICLE 6. NEGATIVE
COVENANTS

Each Borrower hereby agrees that so long as any Note remains outstanding and unpaid, or any other amount is owing to the Bank hereunder, it shall not:

Section 6.1.          Liens, Etc.

Create, incur, assume or suffer to exist any Liens upon or with respect to any of its properties now owned or hereafter acquired, or assign or otherwise convey any right to receive income (other than an assignment for purposes of collection), except that the foregoing restrictions shall not apply to the following Liens:

(a)          for taxes, assessments, or governmental charges or levies on property of any Borrower if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

(b)         imposed by law, such as carriers', warehousemen's and mechanics liens and other similar liens arising in the ordinary course of business;

(c)         arising out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(d)         consisting of purchase money Liens on equipment acquired or held by any Borrower incurred in the ordinary course of business to secure the purchase price of such equipment or in connection with the Indebtedness incurred solely for the purpose of financing the acquisition of such equipment; provided that (i) no such Lien shall extend to or cover any other property and (ii) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of fair market value or the cost of the property so held or acquired;

(e)          Liens securing Indebtedness permitted by Section 6.2(f) below;

(f)           Liens arising out of judgments or decrees which do not constitute an Event of Default under Section 7(h) and are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been set aside in accordance with GAAP, provided that, in any case, enforcement thereof is stayed pending such contest;

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(g)          deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(h)          easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business including, in each case, those in effect prior to the Effective Date, that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower;

(i)          any Lien existing on any property or asset prior to the acquisition thereof by any Borrower, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of any Borrower and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(j)          Liens arising solely from the filing of protective Uniform Commercial Code financing statements in respect of equipment leased to any Borrower in the ordinary course of its business under true, as opposed to finance, leases;

(k)         unexercised common law bankers' Liens;

(l)          statutory Liens of landlords; and

(m)        Liens in favor of the Bank and existing Liens described in Schedule 6.1 annexed hereto (including Liens that are subordinated to all Liens in favor of the Bank), and any modifications, renewals, continuations or extensions thereof.

Section 6.2.         Indebtedness.

Incur, create, assume or permit to exist any Indebtedness other than:

(a)          Indebtedness to the Bank, including, without limitation, the Indebtedness hereunder;

(b)         existing Indebtedness set forth on Schedule 6.2, and renewals, extensions, reschedulings, and refinancings thereof in similar amounts and in similar terms and conditions;

(c)         Indebtedness in the form of a guarantee, material endorsement or contingent liability, to the extent permitted by Section 6.4 hereof;

(d)          Indebtedness (excluding Indebtedness to the Bank) of The One Group and all of its Subsidiaries (including the Subsidiary Borrowers) on a consolidated basis in respect of Capital Expenditures not to exceed $1,000,000 in the aggregate in any fiscal year;

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(e)          Indebtedness pursuant to insurance premium finance agreements permitting the payment of insurance premiums in installments on customary commercial terms; and

(f)          Indebtedness (excluding Indebtedness to the Bank) of The One Group and/or all of its Subsidiaries (including the Subsidiary Borrowers) incurred for the purpose of financing the acquisition of equipment described in Section 6.1(e) above, not to exceed $250,000 in the aggregate with respect to The One Group and all of its Subsidiaries in any fiscal year; and

(g)          Unsecured Subordinated Indebtedness in the principal amount of up to $3,885,000 to the Subordinated Creditors provided that the repayment by the Borrowers to the Subordinated Creditors of such Indebtedness shall be subordinated to the prior payment in full of the Obligations, all as provided in the Subordination Agreements.

Section 6.3.          Investments.

Make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person or in real property (all such transactions being called "investments"), except:

(a)          investments in obligations of, or fully guaranteed by, the United States of America or agencies of the United States of America;

(b)          investments in Bank commercial paper or commercial paper rated "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.;

(c)          investments in fully-insured certificates of deposit issued by a domestic commercial banking institution which is a member of the Federal Deposit Insurance Corporation which has capital and surplus in excess of $100,000,000, or any foreign commercial bank which has capital and surplus in excess of $500,000,000;

(d)          guaranteed investment contracts with the Bank or with Persons which maintain a rating of "AA" or better by Standard & Poor's Ratings Group, Inc or "Aa" or better by Moody's Investors Service, Inc.;

(e)          tax-exempt securities which maintain a rating of "AAA" by Standard & Poor's Ratings Group, Inc or "Aaa" by Moody's Investors Service, Inc.;

(f)          mutual funds which invest in any or all of the foregoing;

(g)         money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States that has a combined capital and surplus and undivided profits of not less than $500,000,000; and

(h)         investments by The One Group in its Subsidiaries, in the ordinary course of The One Group's business, to fund such Subsidiaries leasehold and management agreement obligations.

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Section 6.4.          Assumptions, Guaranties, Etc. of Indebtedness of Other Person.

Assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) in connection with any Indebtedness of any other Person, except (i) guaranties by endorsement or similar transactions in the ordinary course of business, (ii) guaranties by The One Group, in the ordinary course of its business, of the leasehold and management agreement obligations of its Subsidiaries, and (iii) as set forth on Schedule 6.4 hereto.

Section 6.5.          Mergers Etc,

Merge into, or consolidate with or into, any Person, except to the extent that any such merger or consolidation would not result in a Default or Event of Default hereunder and provided that a Borrower shall be the surviving Person in any such merger or consolidation.

Section 6.6.          Sales, Etc, of Assets.

Sell, assign, lease or otherwise dispose of all or substantially all of its assets, including, without limitation, its accounts receivable.

Section 6.7.          Change in Nature of Operations.

Make any material change in the nature of its operations as carried on at the Effective Date.

Section 6.8.          ERISA.

Terminate any Plan so as to result in any material liability to The Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (the "PBGC"), (ii) engage in or permit any person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code, as the same may from time to time be amended) involving any Plan which would subject any Borrower to any material tax, penalty or other liability, (iii) incur or suffer to exist any material accumulated funding deficiency (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (iv) allow or suffer to exist any event of condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

Section 6.9.          Fiscal Year.

Change its fiscal year from that which begins on January 1st of each calendar year and ends on December 31st of such calendar year.

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Section 6.10.        Amendments; Prepayment or Modification of Indebtedness.

(a)          Amend, modify or waive any of its rights under (i) any agreement relating to Subordinated Indebtedness, or (ii) its certificate of formation or operating agreement or other organizational documents, to the extent any such amendment, modification or waiver would be adverse to the Bank in any material manner; or (b) prepay any Indebtedness (other than Indebtedness to the Bank).

ARTICLE 7. EVENTS
OF DEFAULT

Upon the occurrence of any of the following events (each an "Event of Default"):

(a)          (i)   Failure of the Borrowers to make any payment of principal in respect of any Loan when the same shall become due and payable; or (ii) failure of the Borrowers to pay any interest on any Loan or any other sum arising under any other obligation incurred hereunder or under the other Loan Documents within three (3) Business Days of the same becoming due and payable; or

(b)          Failure to observe any of the agreements of the Borrowers contained in Section 5.6 hereof or in Article 6 hereof; or

(c)          Failure by the Borrowers to perform any other term, condition or covenant of this Agreement or any other agreement, instrument or document delivered pursuant hereto or in connection herewith or therewith, which shall remain unremedied for a period of 30 days after notice thereof shall have been given by the Bank to any Borrower; or

(d)          (i)   Failure by the Borrowers to perform (beyond any applicable notice or grace period) any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or other instrument or agreement in connection with the borrowing of money or the deferred purchase price of a fixed asset to which any Borrower is a party or by which it is bound, or by which any of its properties or assets may be affected, in excess of $250,000 (a "Debt Instrument"), so that, as a result of any such failure to perform such indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable unless the default under such Debt Instrument resulting from such failure has been waived; or

(ii)          Any event or condition referred to in any Debt Instrument (beyond any applicable notice or grace period) shall occur or fail to occur, so that, as a result thereof the indebtedness for borrowed money or the deferred purchase price of a fixed asset included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or

(e)          Any representation or warranty made in writing to the Bank in this Agreement or any other Loan Document or in connection with the making of the any Loan hereunder or in any certificate, statement or report made in compliance with this Agreement, shall have been false in any material respect when made; or

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(f)          Any Borrower or the Guarantor shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 90 days or more, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in, any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days or more, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of any Borrower or the Guarantor; or

(g)          (i)   An order for relief is entered under the United States bankruptcy laws, or (ii) any other decree or order is entered by a court having jurisdiction (A) adjudging the any Borrower or the Guarantor bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of any Borrower or the Guarantor under the United States bankruptcy laws or any other applicable Federal or state law, (C) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Borrower or the Guarantor or of any substantial part of the Property thereof, or (D) ordering the winding up or liquidation of the affairs of any Borrower or the Guarantor, and any such decree or order under this clause (ii) continues unstayed and in effect for a period of 60 days or more; or

(h)          Any judgment or judgments against any Borrower or the Guarantor aggregating more than $500,000 or any attachment, levy or execution against any of its properties with respect to claims aggregating in excess of $500,000 (not fully covered by insurance) shall remain unpaid, or unstayed on appeal, or undischarged, or unbonded or undismissed for a period of 60 days or more; or

(i)          A Change in Control shall have occurred; or

(j)          A Material Adverse Change in respect of any Borrower shall have occurred; or

(k)          Any Government Consent granted by any Government Authority or by any state or local commission or authority, whether presently existing or hereafter granted to or obtained by any Borrower that is, in the reasonable judgment of the Bank, material to the operations of such Borrower, shall expire without renewal or shall be suspended or revoked and such expiration, suspension or revocation is not fully remedied or cured within ninety (90) days thereafter or otherwise stayed by legal proceedings, or (ii) any Borrower shall become subject to any injunction or other order prohibiting it from operating under any such material Government Consent and such injunction or order is not fully terminated, dissolved or rescinded within sixty (60) days thereafter or otherwise stayed by legal proceedings; or (iii) any Borrower shall fail to apply for any Government Consent that is, in the reasonable judgment of the Bank, material to the operations of the Borrower within sixty (60) days of the date required to be obtained; or

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(l)          Any Loan Document shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing or shall disavow any of its obligations thereunder; or

(m)          Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party in writing not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document; or

(n)          The Borrowers shall fail (i) within 45 days after the Effective Date, to obtain and thereafter maintain with one or more responsible insurance companies acceptable to the Bank, life insurance on the life of Guarantor in a face amount of not less than $3,000,000, naming the Bank as assignee of such insurance; or (ii) to file with the Bank upon its request a detailed list of the insurance on the life of the Guarantor then in effect, stating the names of the insurance companies, the amounts and rates of insurance and the expiration dates thereof; or

(o)          The death of the Guarantor unless within sixty (60) days of the date of the death of the Guarantor the full amount of the proceeds of the Key-Person Policy shall have been received by the Bank to be applied to the Loans as a prepayment thereof;

then, and in any such event, any or all of the following actions shall be taken: (i) in the case of any of the events specified in subsection (f) or (g) of this Article 7, the Commitment shall immediately terminate and the then outstanding Loans hereunder (and all accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and the Bank may exercise any and all remedies and other rights provided in the Loan Documents, and (ii) in the case of any other event specified in this Article 7, the Bank may, by notice of default to the Borrowers, declare the Commitment to be terminated and declare the then outstanding Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable, whereupon, the same shall immediately become due and payable, and the Bank may exercise any and all remedies and other rights provided in the Loan Documents and under applicable law. Except as expressly provided above in this Article 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE 8.
MISCELLANEOUS

Section 8.1.          Notices.

All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or nationally recognized overnight courier service or commercial messenger service or sent by registered or certified mail, return receipt requested) or telecopy, addressed as follows:

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(a) If to any Borrower:

c/o The One Group
411 West 14th Street, 3rdFloor
New York, New York 10014
Attention: Mr. Jonathan Segal
Telecopier No.: 212-255-9715

with a copy to:

The Giannuzzi Group, LLP
411 West 14th Street, 4th Floor
New York, New York 10014
Attention: Nick Giannuzzi, Esq.
Telecopier No.: 212-504-2066

(b) If to the Bank:

Herald National Bank
623 Fifth Avenue
11th Floor
New York, New York 10022
Attention: Michael Laurie
Senior Vice President and
Managing Director
Telecopier No.: 646-478-9720

with a copy to:

Emmet, Marvin & Martin, LLP
120 Broadway
New York, New York 10271
Attention: Richard S. Talesnick, Esq.
Telecopier No.: 212-238-3100

Any notice, request, demand or other communication hereunder shall be deemed to have been given on: (x) the day on which it is telecopied to such party at its telecopier number specified above (provided such notice shall be effective only if followed by one of the other methods of delivery set forth herein) or delivered by receipted hand delivery or such commercial messenger service or nationally recognized overnight courier service to such party at its address specified above, or (y) on the third Business Day after the day deposited in the mail, postage prepaid, if sent by mail. Any party hereto may change the Person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

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Section 8.2.          Modifications; Consents and Waivers; Entire Agreement.

No modification or waiver of or with respect to any provision of this Agreement, the Notes, and the other Loan Documents, nor consent to any departure by the Borrowers from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by both parties, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers (not otherwise required by the terms hereof) shall, of itself entitle the Borrowers to any other or further notice or demand in similar or other circumstances. This Agreement embodies the entire agreement and understanding between the Bank and the Borrowers and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 8.3.          No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 8.4.          Survival of Representations and Warranties and Certain Obligations.

All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Bank and shall survive the execution and delivery of any Loan Document and the making of any Loan, regardless of any investigation made by the Bank or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid. The provisions of Sections 2.10,

2.11, 8.5 and 8.7 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitment or the termination of this Agreement or any provision hereof.

Section 8.5.          Costs; Expenses and Taxes; Indemnification.

(a)          The Borrowers agree, jointly and severally, to pay or reimburse all reasonable out-of-pocket costs and expenses of the Bank in connection with the enforcement of this Agreement, the Notes, and the other Loan Documents including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel, independent public accountants and other outside experts retained by the Bank in connection with the enforcement of the Credit Agreement, the Notes and the other Loan Documents. In addition, the Borrowers shall pay any and all stamp and other excise taxes, if any, payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes and the other Loan Documents or the consummation of the transactions contemplated hereby.

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(b)          The Borrowers agree, jointly and severally, to indemnify the Bank and its directors, officers, employees and agents against, and on demand for, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Bank by any third party relating to or arising out of this Agreement and any of the documents executed in connection herewith or any actual or proposed use of any proceeds of the Loans hereunder, provided that the Borrowers shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Bank. In consideration of the Borrowers' agreements contained in this Section 8.5, the Bank agrees that it will not settle any claim against it with respect to which the Borrowers have any obligation under this Section 8.5 without the prior written consent of the Borrowers. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 8.5 shall survive the termination of this Agreement.

(c) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waives, any claim against the Bank and its directors, officers, employees and agents or any special, indirect, consequential or punitive damages (whether accrued and whether known or suspected to exist in its favor) arising out of, in connection with, or as a result of, the Loan Documents, the transactions contemplated thereby, or the Loans or the use of the proceeds thereof.

Section 8.6.          Successors and Assigns; Participation; Pledge.

(a)          This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Bank, all future holders of the Notes and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights under this Agreement without prior written consent of the Bank.

(b)          The Bank shall have the unrestricted right at any time or from time to time, and with notice to the Borrowers but without the Borrowers' consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and the Borrowers agree that it shall execute or cause to be executed, such documents, including, without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrowers shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection therewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. The Borrowers may furnish any information concerning any Borrower in its possession from time to time to prospective Assignees, provided that the Bank shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information pursuant to a confidentiality agreement reasonably acceptable to the Borrowers.

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(c)          The Bank shall have the unrestricted right at any time and from time to time, and without the consent of, or notice to, the Borrowers, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrowers shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder, the Bank may furnish any information concerning any Borrower in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information pursuant to a confidentiality agreement reasonably acceptable to the Borrowers.

(d)          The Bank may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Notes to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

Section 8.7.          Right of Set-Off

The Borrowers hereby grant to the Bank, a lien, security interest and right of setoff as security for all the Obligations, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Herald National Bank or in transit to any of them. At any time upon the occurrence and during the continuance of an Event of Default, without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrowers then outstanding regardless of the adequacy of any other collateral security for the Loans. Any and all rights to require the Bank to exercise its rights or remedies with respect to any other collateral which secures the Loans prior to exercising its right of setoff with respect to such deposits, credits or other property of the Borrowers, are hereby knowingly, voluntarily and irrevocably waived. The rights of the Bank under this Section 8.7 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

Section 8.8.          Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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Section 8.9.          USA Patriot Act

The Bank hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow the Bank to identify the Borrowers in accordance with the USA Patriot Act.

Section 8.10.        Governing Law; Jurisdiction; Consent to Service of Process

(a)           This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York.

(b)          Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that either party hereto may otherwise have to bring any action or proceeding relating to this agreement or the other loan documents in the courts of any jurisdiction.

(c)          Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of either party to this Agreement to serve process in any other manner permitted by law.

Section 8.11.        WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Section 8.12.     Treatment of Certain Information

The Bank agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature, all non- public information supplied by the Borrowers or any other Loan Party pursuant to this Agreement which (a) is identified by such Person as being confidential at the time the same is delivered to the Bank, (b) discloses the identity of any customer of a Loan Party or (c) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants' certification delivered hereunder ("Information"), provided that nothing herein shall limit the disclosure of any such Information (i) to such of the directors, officers, employees, agents and advisors of the Bank as need to know such Information in connection with the administration or enforcement of this Agreement and the other Loan Documents, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iii) on a confidential basis, to prospective participants or their counsel, (iv) to attorneys, auditors or accountants of the Bank, (v) in connection with any litigation relating to the transactions contemplated by this Agreement and the other Loan Documents to which the Bank is a party, (vi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Bank on a confidential basis from a source (other than a Loan Party) known to the Bank not to have a confidentiality obligation to any Loan Party, or (C) was available to the Bank on a non-confidential basis prior to its disclosure to the Bank by a Loan Party; and (vii) to the extent the Borrowers shall have consented to such disclosure in writing.

[Signature page to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

THE ONE GROUP, LLC

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Chief Executive Officer

ONE 29 PARK MANAGEMENT, LLC

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Chief Executive Officer

STK-LAS VEGAS, LLC

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Chief Executive Officer

STK ATLANTA, LLC

By:	/s/ Jonathan Segal
Name:	Jonathan Segal
Title:	Chief Executive Officer

HERALD NATIONAL BANK

By:	/s/ Michael Laurie
Name:	Michael Laurie
Title:	Senior Vice President and
Managing Director

The One Group Credit Agreement Signature Page

SCHEDULE 3.2

Capitalization

Borrower Name	Jurisdiction of Formation	Type of Organization	Capital Stock/Ownership
The One Group, LLC	Delaware	Limited Liability Company	59.6%of Capital Stock owned by Guarantor* (see below for additional owners of Capital Stock)
One 29 Park Management, LLC	New York	Limited Liability Company	100% of Capital Stock owned by The One Group, LLC
STK-Las Vegas, LLC	Nevada	Limited Liability Company	100% of Capital Stock owned by The One Group, LLC
STK Atlanta, LLC	Georgia	Limited Liability Company	100% of Capital Stock owned by The One Group, LLC

Subsidiary Name	Jurisdiction of Formation	Type of Organization	Capital Stock/Ownership
STK Midtown Holdings, LLC	New York	Limited Liability Company	70% of Capital Stock owned by The One Group, LLC
One Marks, LLC	Delaware	Limited Liability Company	78.71% of Capital Stock owned by The One Group, LLC
WSATOG (Miami) LLC	Delaware	Limited Liability Company	60% of Capital Stock owned by The One Group, LLC
Little West 12th LLC	Delaware	Limited Liability Company	61% of Capital Stock owned by The One Group, LLC
STK – LA, LLC	New York	Limited Liability Company	100% of Capital Stock owned by The One Group, LLC

* The remainder of the Capital Stock of The One Group, LLC is owned by the following, each owning less than 10% of such Capital Stock:

Ohayon Entertainment
Valerie Grant
Nicholas T. Donovan
Nicholas L. Giannuzzi
RCI II, LTD
Celeste Fierro
Mark Allan Standish
Ed McBride
Kevin Costner
Craig Molesphini
Johan Santana
Triple GGG, LLC
Bob Kelly Abreu
Edward Greenberg
Thomas A. Donovan
Anthony Giannuzzi
Erica Cohen
Joshua Halegua
Nathan Halegua
TAPCLD, LLC
Christopher Walsh
John Carey
Jennifer Shakib
LavGabay

Schedule 3.2-pg 2

Convertible Securities Options or Warrants Issued by Borrowers:

The One Group, LLC – 61,499warrants to purchase units of The One Group, LLC

Stockholders Agreements; Voting Agreements, etc. re Borrowers:

The One Group, LLC

1.	Second Amended and Restated Operating Agreement, dated January 1, 2009

2.	Office Lease of 3rd floor of 411 West 14th Street, New York, New York 10014, dated May 15, 2005

3.	Office Lease of front portion of 4th floor of 411 West 14th Street, New York, New York, dated June 1, 2011.

4.	Office Lease of rear portion of 4th floor of 411 West 14th Street, New York, New York 10014, dated April 1, 2011

One 29 Park Management, LLC

1.	Operating Agreement, dated July 30, 2009

2.	Operating Agreement of One 29 Park, LLC, dated July 23, 2009

STK-Las Vegas, LLC

1.	Operating Agreement, dated June 29, 2010

2.	Lease of restaurant space within the Cosmopolitan Hotel, located at 3708 Las Vegas Boulevard South, Las Vegas, Nevada 89109, dated January 28, 2010

3.	Restaurant Management Agreement, dated January 28, 2010

STK Atlanta, LLC

1.	Operating Agreement, dated December 9, 2009

2.	Lease of restaurant space comprised of Suites 8A and 8B of 1075 Peachtree Street, Atlanta, Georgia 30309, dated January 11, 2010

Schedule 3.2-pg 3

SCHEDULE 6.1

Existing Liens

The One Group, LLC

1.	Office Lease of 3rd floor of 411 West 14th Street, New York, New York 10014, dated May 15, 2005

2.	Office Lease of front portion of 4th floor of 411 West 14th Street, New York, New York, dated June 1, 2011.

3.	Office Lease of rear portion of 4th floor of 411 West 14th Street, New York, New York 10014, dated April 1, 2011

One 29 Park Management, LLC

1.	Operating Agreement of One 29 Park, LLC, dated July 23, 2009

2.	Lease of restaurant space within the Gansevoort Hotel, located at 420 Park Avenue South, New York, New York 10016

3.	Rooftop and Bar Area Management Agreement, dated July 23, 2009

STK-Las Vegas, LLC

1.	Lease of restaurant space within the Cosmopolitan Hotel, located at 3708 Las Vegas Boulevard South, Las Vegas, Nevada 89109, dated January 28, 2010

2.	Restaurant Management Agreement, dated January 28, 2010

STK Atlanta, LLC

1.	Lease of restaurant space comprised of Suites 8A and 8B of 1075 Peachtree Street, Atlanta, Georgia 30309, dated January 11, 2010

2.	Subordination, Non-Disturbance Agreement and Attornment Agreement, dated March 1, 2010

3.	Recognition Agreement, dated January 19, 2010

SCHEDULE 6.2

Existing Indebtedness

1.	Unsecured Indebtedness of the Borrowers to Chris Walsh in the principal amount of $65,000.00

2.	Unsecured Indebtedness of the Borrowers to Talia LTD. in the principal amount of $65,000.00

SCHEDULE 6.4

Existing Guaranties

None

EXHIBIT A

FORM OF NOTE

$____________	______________, 20__

New York, New York

FOR VALUE RECEIVED, the undersigned, THE ONE GROUP, LLC, a Delaware limited liability company, ONE 29 PARK MANAGEMENT, LLC, a New York limited liability company, STK-LAS VEGAS, LLC, a Nevada limited liability company, and STK ATLANTA, LLC, a Georgia limited liability company, (hereinafter referred to individually as a "Borrower", and collectively, as the "Borrowers"), hereby jointly and severally promise to pay to the order of HERALD NATIONAL BANK (the "Bank") DOLLARS ($______ ) or if less, the unpaid principal amount of the Loan made by the Bank to the Borrowers, in the amounts and at the times set forth in the Credit Agreement, dated as of October 31, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers and the Bank, and to pay interest from the date of the making of such Loan on the principal balance of such Loan from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Bank located at 58 South Service Road, Suite 120, Melville, New York 11747, or at such other place or other manner as the Bank may designate in writing from time to time, in lawful money of the United States of America in immediately available funds. Terms defined in the Credit Agreement are used herein with the same meanings.

The Loan evidenced by this Note is prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement. This Note is subject to, and should be construed in accordance with, the provisions of the Credit Agreement and is entitled to the benefits and security set forth in the Loan Documents.

The Bank is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Bank may attach hereto, (a) the date of the Loan made by the Bank, (b) the amount thereof, and (c) each payment or prepayment of the principal of, each such Loan. No failure to so record or any error in so recording shall affect the obligation of the Borrowers to repay the Loans, together with interest thereon, as provided in the Credit Agreement, and the outstanding principal balance of the Loan as set forth in such schedule shall be presumed to be correct absent manifest error.

Except as specifically otherwise provided in the Credit Agreement, each Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

This Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 8.2 of the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

THE ONE GROUP, LLC

By:
Name:
Title:

ONE 29 PARK MANAGEMENT, LLC

By:
Name:
Title:

STK-LAS VEGAS, LLC

By:
Name:
Title:

STK ATLANTA, LLC

By:
Name:
Title:

SCHEDULE TO NOTE

Date	Amount of Loan	Amount of principal, paid or prepaid	Notation made by

EXHIBIT B

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT, dated as of October 31, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this "Guarantee"), made by the undersigned, JONATHAN SEGAL, an individual (the "Guarantor") to HERALD NATIONAL BANK (the "Bank").

Reference is made to the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The One Group, LLC, a Delaware limited liability company, One 29 Park Management, LLC, a New York limited liability company, STK-Las Vegas, LLC, a Nevada limited liability company, and STK Atlanta, LLC, a Georgia limited liability company (hereinafter sometimes referred to individually as a "Borrower", and collectively, as the "Borrowers") and the Bank.

It is a condition precedent to the effectiveness of the Credit Agreement and the obligation of the Bank to make Loans and other extensions of credit to the Borrowers under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee.

Accordingly, the parties hereto agree as follows:

Section 1.           Definitions

Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 2.           Guarantee

(a)           The Guarantor irrevocably and unconditionally guarantees the due and punctual payment of principal of, and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on, the Obligations. The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from him and that he will remain bound upon his guarantee notwithstanding any extension or renewal of any Obligation.

(b)          This Guarantee constitutes a guarantee of payment and the Bank shall not have any obligation to enforce any Loan Document or any other agreement or document with respect to the Obligations or exercise any right or remedy with respect to any collateral security thereunder by any action, including, without limitation, making or perfecting any claim against any Person or any collateral security for any of the Obligations prior to being entitled to the benefits of this Guarantee. The Bank may, at its option, proceed against the Guarantor, or any other guarantor, in the first instance to enforce the Obligations without first proceeding against the Borrowers or any other Person, and without first resorting to any other rights or remedies, as the Bank may deem advisable. In furtherance hereof, if the Bank is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Obligation in accordance with its terms, the Bank shall be entitled to receive hereunder from the Guarantor after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

(c)          It is understood that while the amount of the Obligations is not limited, if, in any action or proceeding involving any state or federal bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guarantee would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability of the Guarantor under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the aggregate amount of such liability shall, without any further action of the Guarantor, the Bank shall be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

(d)          The obligations hereunder of the Guarantor are joint and several with the obligations of any other guarantor (if any) of the Obligations.

Section 3.          Absolute Obligation

This Guarantee guarantees the payment of all Obligations of the Borrowers owed to the Bank now or hereafter existing, under any of the Loan Documents (as each may be amended, restated, supplemented or otherwise modified from time to time), whether for principal, interest, fees, expenses or otherwise, and the Guarantor agrees to pay all Obligations now or hereafter existing under this Guarantee. Subject to Sections 2(c), 5 and 8, the Guarantor shall be released from liability hereunder when all Obligations shall have been indefeasibly paid in full in cash, and all commitments under the Credit Agreement have terminated or expired. The Guarantor acknowledges and agrees that (a) the Bank has not made any representation or warranty to the Guarantor with respect to the Borrowers, any Loan Document, or any agreement, instrument or document executed or delivered in connection with the Obligations or any other matter whatsoever, and (b) the Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (i) the validity or enforceability of any Loan Document or any agreement, instrument or document executed or delivered in connection with the Obligations, or the collectability of any of the Obligations, (ii) the preference or priority ranking with respect to any of the Obligations, (iii) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (iv) any failure, delay, neglect or omission by the Bank to realize upon any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document or any agreement, instrument or document executed or delivered in connection with any of the Obligations, (v) the existence or exercise of any right of set-off by the Bank, (vi) the existence, validity or enforceability of any other guaranty with respect to any of the Obligations, the liability of any other Person in respect of any of the Obligations, or the release of any such Person or any other guarantor(s) of any of the Obligations, (vii) any act or omission of the Bank in connection with the administration of any Loan Document or any of the Obligations, (viii) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (ix) the disaffirmance or rejection of any of the Obligations, any Loan Document or any agreement, instrument or document executed or delivered in connection with any of the Obligations, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtors, relating to any Person, (x) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document or any agreement, instrument or document executed or delivered in connection with any of the Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Obligations and liabilities (including, without limitation, the obligations of the Borrowers), (xi) the merger or consolidation of any Borrower into or with any Person, (xii) the sale by any Borrower of all or any part of its assets, (xiii) the fact that at any time and from time to time none of the Obligations may be outstanding or owing to the Bank, (xiv) any amendment, restatement or modification of, or supplement to, any Loan Document or (xv) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of any Borrower in respect of its obligations or liabilities or of the Guarantor in respect of any of the obligations of the Guarantor (other than the final and indefeasable payment in full in cash of the Obligations).

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Section 4.          Agreement to Pay; Subrogation and Subordination

Upon the failure of any Borrower to pay any Obligation when and as the same shall become due beyond any applicable grace, notice or cure period, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to, and will forthwith pay, or cause to be paid, to the Bank in cash the amount of such unpaid Obligations (subject to the limitations set forth in Section 2(c)). Upon payment by the Guarantor of any sums to the Bank as provided above, all rights of the Guarantor against the Borrowers arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the Guarantor agrees that he will not assert or pursue any such rights unless and until the Bank shall have received indefeasible payment in full of the Obligations. In addition, any indebtedness of any Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall erroneously be paid to the Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Borrower, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

Section 5.          Termination

In the event of the death of the Guarantor, the guarantee by the Guarantor made hereunder may be terminated with respect to the obligations of the Guarantor (but only so far as it relates to Obligations arising after such termination), only upon written notice to that effect, delivered by the estate of the Guarantor to the Bank and duly receipted for by it. In the event of termination, the estate of the Guarantor and his executors, administrators and assigns shall nevertheless remain liable with respect to the Obligations created or arising before such termination, and, with respect to such Obligations and any other liabilities arising out of the same, this Guarantee shall continue in full force and effect and the Bank shall have all the rights herein provided for as if no such termination had occurred.

Section 6.          Notices

Except as otherwise specifically provided herein, all notices, requests, consents, demands, waivers and other communications hereunder shall be given in the manner provided in Section

8.1 of the Credit Agreement, to the address of the Guarantor set forth on the signature page hereto or to such other addresses as to which the Bank may be hereafter notified by the Guarantor.

Section 7.          Expenses

The Guarantor shall pay upon demand all reasonable out of pocket costs and expenses incurred or paid by the Bank, including the reasonable fees, charges and disbursements of any counsel for the Bank, in connection with the preparation and administration of this Guarantee or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated, but only to the extent such expenses are not paid by the Borrowers under the Credit Agreement) and the enforcement or protection of the Bank's rights in connection with this Guarantee, the other Loan Documents or the Loans, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans.

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Section 8.          Repayment in Bankruptcy, etc.

If, at any time or times subsequent to the payment of all or any part of the Obligations, the Bank shall be required to repay any amounts previously paid by or on behalf of the Borrowers or the Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, including, without limitation, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Guarantor unconditionally agrees to pay to the Bank within 10 days after demand a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by the Bank to the date of payment to the Bank at the applicable rate set forth in Section 2.7(b) of the Credit Agreement.

Section 9.          Other Provisions

(a)          This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)          No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guarantee or any other Loan Document or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (c) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

(c)          Neither this Guarantee nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by and between the Bank and the Guarantor.

(d)          The Guarantor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of this Guarantee, the Loan Documents and the Obligations, notice of acceptance of this Guarantee and reliance hereupon by the Bank, and the incurrence of any of the Obligations, notice of any sale of collateral security or any default of any sort and notice of any amendment, modification, increase or waiver of any Loan Document.

(e)          The Guarantor is not relying upon the Bank to provide to him any information concerning any Borrower or any Subsidiary, and the Guarantor has made arrangements satisfactory to the Guarantor to obtain from the Borrowers on a continuing basis such information concerning the Borrowers and the Subsidiaries as the Guarantor may desire.

(f)           The Guarantor agrees that any statement of account with respect to the obligations of the Borrowers from the Bank to the Borrowers which binds the Borrowers shall also be binding upon the Guarantor, and that copies of such statements of account maintained in the regular course of the Bank's business may be used, absent manifest error, in evidence against the Guarantor in order to establish the obligations of the Guarantor.

(g)          The Guarantor acknowledges that he has received a copy of the Credit Agreement and the other Loan Documents. In addition, the Guarantor acknowledges having read the Credit Agreement and each Loan Document and having had the advice of counsel in connection with all matters concerning his execution and delivery of this Guarantee, and, accordingly, waives any right he may have to have the provisions of this Guarantee strictly construed against the Bank.

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(h)          In the event any one or more of the provisions contained in this Guarantee or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(i)           Section headings used herein are for convenience of reference only, are not part of this Guarantee and are not to affect the construction of, or be taken into consideration in interpreting, this Guarantee.

Section 10.           Financial Statements and Tax returns

(a) The Guarantor will deliver to the Bank, not later than May 15th of each calendar year, his personal federal tax returns, together with all schedules and supporting documentation, all in the form filed with the Internal Revenue Service, or if an Application for Automatic Extension of Time to File U.S. Individual Income Tax Return with respect to such tax returns is filed, deliver to the Bank a copy of such Application for Automatic Extension not later than May 15th, and deliver to the Bank such federal tax returns not later than 30 days after filing.

(b) The Guarantor will deliver to the Bank, not later than May 15th of each calendar year, his personal financial statements, on the Bank's standard form, together with copies of all bank and brokerage statements to support all liquid assets shown on such personal financial statements.

Section 11.          Jurisdiction; Consent to Service of Process

(a)          EACH PARTY TO THIS GUARANTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTEE SHALL AFFECT ANY RIGHT THAT THE BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR THE OTHER LOAN DOCUMENTS AGAINST THE GUARANTOR OR IN THE COURTS OF ANY JURISDICTION.

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(b)          EACH PARTY TO THIS GUARANTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE OTHER LOAN DOCUMENTS IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 12.           WAIVER OF JURY TRIAL

EACH OF THE BANK AND THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK, OR COUNSEL TO THE BANK, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE GUARANTOR ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 12.

Section 11. Integration

This Guarantee embodies the entire agreement and understanding between the Guarantor and the Bank with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Guarantor and the Bank with respect to the subject matter hereof.

[Signature page follows]

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IN WITNESS WHEREOF the Guarantor has caused this Guarantee to be duly executed and delivered as of the date first above written.

Jonathan Segal

Address:

146 West 57th Street, Apt. 72C
New York, New York10019
Facsimile: 212-255-9715

EXHIBIT C

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of October 31, 2100, among THE ONE GROUP, LLC, a Delaware limited liability company, ONE 29 PARK MANAGEMENT, LLC, a New York limited liability company, STK-LAS VEGAS, LLC, a Nevada limited liability company, and STK ATLANTA, LLC, a Georgia limited liability company, (hereinafter referred to individually as a "Borrower", and collectively, as the "Borrowers") and HERALD NATIONAL BANK (the "Bank").

The Borrowers and the Bank are parties to the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). It is a condition to the effectiveness of the Credit Agreement that the Borrowers execute and deliver this Agreement.

Accordingly, in consideration of the foregoing, the Borrowers and the Bank hereby agree as follows:

Section 1.          Definitions

(a)   Unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(b)   As used herein, the following terms shall have the following meanings:

"Account Debtor": as defined in the NYUCC.

"Accounts": as defined in the NYUCC.

"Accounts Receivable": all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

"Chattel Paper": as defined in the NYUCC.

"Collateral": all personal property of the Borrowers of every kind and nature, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds and products thereof, including, without limitation, all (i) Accounts Receivable, (ii) Equipment, (iii) General Intangibles, (iv) Inventory, (v) Instruments, (vi) Pledged Debt, (vii) Pledged Equity, (viii) Documents, (ix) Chattel Paper (whether tangible or electronic), (x) Deposit Accounts, (xi) Letter of Credit Rights (whether or not the letter of credit is evidenced in writing), (xii) Commercial Tort Claims, (xiii) Intellectual Property, (xiv) Supporting Obligations, (xv) any other contract rights or rights to the payment of money, (xvi) insurance claims and proceeds, (xvii) tort claims and (xviii) unless otherwise agreed upon in writing by the Borrowers and the Bank, other property owned or held by or on behalf of the Borrowers that may be delivered to and held by the Bank pursuant to the terms hereof. Notwithstanding anything to the contrary in any Loan Document, for purposes hereof, the term "Collateral" shall not include any right under any General Intangible if the granting of a security interest therein or an assignment thereof would violate any enforceable provision of such General Intangible.

"Commercial Tort Claims": as defined in the NYUCC.

"Copyright License": any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Borrower or which any Borrower otherwise has the right to license, or granting any right to any Borrower under any Copyright now or hereafter owned by any third party, and all rights of each Borrower under any such agreement.

"Copyrights": all of the following now owned or hereafter acquired by each Borrower: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

"Deposit Accounts": as defined in the NYUCC. "Documents": as defined in the NYUCC.

"Equipment": as defined in the NYUCC, and shall include, without limitation, all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Borrower.

"Equity Interests": with respect to (i) a corporation, the capital stock thereof, (ii) a partnership, any partnership interest therein, including all rights of a partner in such partnership, whether arising under the partnership agreement of such partnership or otherwise, (iii) a limited liability company, any membership interest therein, including all rights of a member of such limited liability company, whether arising under the limited liability company agreement of such limited liability company or otherwise, (iv) any other firm, association, trust, business enterprise or other entity that is similar to any other Person listed in clauses (i), (ii) and (iii), and this clause (iv), of this definition, any equity interest therein or any other interest therein that entitles the holder thereof to share in the net assets, revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the managing body thereof and (v) all warrants and options in respect of any of the foregoing and all other securities that are convertible or exchangeable therefor.

"General Intangibles": as defined in the NYUCC, and shall include, without limitation, all corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, interest rate protection agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims, guarantees, claims, security interests or other security held by or granted to any Borrower to secure payment by an Account Debtor of any of the Accounts Receivable or payment by the relevant obligor of any of the Pledged Debt.

"Instruments": as defined in the NYUCC.

"Intellectual Property": all intellectual and similar property of each Borrower of every kind and nature now owned or hereafter acquired by such Borrower, including inventions, designs, patents, copyrights, trademarks, and registrations thereof, Patents, Copyrights, Trademarks, Licenses, trade secrets, confidential or proprietary technical and business information, customer lists, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

"Inventory": as defined in the NYUCC, and shall include, without limitation, all goods of each Borrower, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Borrower under contracts of service, or consumed in any Borrower's business, including raw materials, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any such Borrower.

"Letter of Credit Rights": as defined in the NYUCC.

"License": any Patent License, Trademark License, Copyright License or other license or sublicense to which each Borrower is a party, including those listed on Schedule 4.

"NYUCC": the UCC as in effect from time to time in the State of New York.

"Obligations": (i) the due and punctual payment of (x) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (y) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of each Borrower, the Guarantor or any other guarantor under the Credit Agreement and the other Loan Documents, or that are otherwise payable under the Credit Agreement or any other Loan Document, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of each Borrower, the Guarantor or any other guarantor under or pursuant to the Credit Agreement and the other Loan Documents.

"Patent License": any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Borrower or which any Borrower otherwise has the right to license, is in existence, or granting to any Borrower any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of each Borrower under any such agreement.

"Patents": all of the following now owned or hereafter acquired by each Borrower: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule 4, and (ii) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use or sell the inventions disclosed or claimed therein.

"Pledged Debt": all right, title and interest of each Borrower to the payment of any loan, advance or other debt of every kind and nature (other than Accounts Receivable and General Intangibles), whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, other than intercompany debt among the Borrower incurred for cash management purposes in the ordinary course of business.

"Pledged Equity": with respect to each Borrower, all right, title and interest of such Borrower in all Equity Interests of any now existing or hereafter acquired or organized wholly owned Subsidiary, whether now or hereafter acquired or arising in the future (other than STK-LA, LLC).

"Pledged Securities": the Pledged Debt, the Pledged Equity and all notes, chattel paper, instruments, certificates, files, records, ledger sheets and documents covering, evidencing, representing or relating to any of the foregoing, in each case whether now existing or owned or hereafter arising or acquired.

"Proceeds": as defined in the NYUCC, and shall include, without limitation, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, including (i) any claim of any Borrower against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) past, present or future infringement or dilution of any Intellectual Property now or hereafter owned by any Borrower, or licensed under any license, (ii) subject to Section 6, all rights and privileges with respect to, and all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, any of the Pledged Securities and (iii) any and all other amounts from time to time paid or payable under or in connection with the Collateral.

"Security Interest": as defined in Section 2(a).

"Supporting Obligations": as defined in the NYUCC.

"Trademark License": any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Borrower or which any Borrower otherwise has the right to license, or granting to any Borrower any right to use any Trademark now or hereafter owned by any third party, and all rights of each Borrower under any such agreement.

"Trademarks": all of the following now owned or hereafter acquired by any Borrower: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule 4, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

"UCC": with respect to any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.

(c)    The principles of construction specified in Section 1.2 of the Credit Agreement shall be applicable to this Security Agreement.

Section 2.          Grant of Security Interest; No Assumption of Liability

(a)    As security for the payment or performance, as applicable, when due, in full of the Obligations, each Borrower hereby bargains, sells, conveys, assigns, sets over, pledges, hypothecates and transfers to the Bank, and hereby grants to the Bank, a security interest in, all of the right, title and interest of such Borrower in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Bank is hereby authorized to file one or more financing statements, continuation statements, recordation filings or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by any Borrower, without the signature of such Borrower, and naming such Borrower as debtor and the Bank as secured party.

(b)    The Security Interest is granted as security only and shall not subject the Bank to, or in any way alter or modify, any obligation or liability of any Borrower with respect to or arising out of the Collateral.

Section 3.          Delivery of the Collateral

Each Borrower shall promptly deliver or cause to be delivered to the Bank any and all notes, chattel paper, instruments, certificates, files, records, ledger sheets and documents covering, evidencing, representing or relating to any of the Pledged Securities, or any other amount that becomes payable under or in connection with any Collateral, owned or held by or on behalf of such Borrower, in each case accompanied by (i) in the case of any notes, chattel paper, instruments or stock certificates, stock powers duly executed in blank or other instruments of transfer satisfactory to the Bank and such other instruments and documents as the Bank may reasonably request and (ii) in all other cases, proper instruments of assignment duly executed by such Borrower and such other instruments or documents as the Bank may reasonably request. Each Borrower will cause any Pledged Debt owed or owing to such Borrower by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Bank pursuant to the terms hereof. Upon any Event of Default, each Borrower shall cause each issuer of Pledged Equity that constitutes uncertificated securities to (i) register transfer of each item of such Pledged Equity in the name of the Bank and (ii) deliver to the Bank by telecopy a certified copy of the then current register of equity-holders in such issuer, with such transfer and any other pledges of equity duly noted.

Section 4.          Representations and Warranties

Each Borrower represents and warrants to the Bank that:

(a)    Each Borrower has good and valid rights in and title to the Collateral and has full power and authority to grant to the Bank the Security Interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Security Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

(b)    Schedule 1 sets forth (i) all locations where such Borrower maintains any books or records relating to any Accounts Receivable or Pledged Debt (with each location at which chattel paper, if any, is kept being indicated by an "*"), (ii) all other material places of business of such Borrower and all other locations where such Borrower maintains any Collateral and (iii) the names and addresses of all persons other than the Borrowers that have possession of any of its Collateral.

(c)    The Security Interest constitutes: (i) a legal and valid Lien on and security interest in all of the Collateral securing the payment and performance of the Obligations; (ii) subject to (A) filing Uniform Commercial Code financing statements, or other appropriate filings, recordings or registrations containing a description of the Collateral owned or held by or on behalf of any Borrower (including, without limitation, a counterpart or copy of this Security Agreement) in each applicable governmental, municipal or other office, (B) the delivery to the Bank of any instruments or certificated securities included in such Collateral and (C) the execution and delivery of an agreement among any Borrower, the Bank and the depositary bank with respect to each Deposit Account not maintained at the Bank pursuant to which the depositary bank agrees to accept instructions directing the disposition of funds in such Deposit Account from the Bank, a perfected security interest in such Collateral to the extent that a security interest may be perfected by filing, recording or registering a financing statement or analogous document, or by the Bank's taking possession of such instruments or certificated securities included in such Collateral or by the Bank’s obtaining control of such Deposit Accounts, in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable law in such jurisdictions; and (iii) subject to the receipt and recording of this Agreement or other appropriate instruments or certificates with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, a security interest that shall be perfected in all Collateral consisting of Intellectual Property in which a security interest may be perfected by a filing or recordation with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

(d)    The Security Interest is and shall be prior to any other Lien on any of the Collateral owned or held by or on behalf of each Borrower other than Liens expressly permitted pursuant to the Loan Documents. The Collateral owned or held by or on behalf of each Borrower is so owned or held by it free and clear of any Lien, except for Liens granted pursuant to this Security Agreement and other Liens expressly permitted pursuant to the Loan Documents.

(e)    With respect to each Account Receivable: (i) no transaction giving rise to such Account Receivable violated or will violate any Requirement of Law, the violation of which could reasonably be expected to have a Material Adverse Effect, (ii) no such Account Receivable is subject to terms prohibiting the assignment thereof or requiring notice or consent to such assignment, except for notices and consents that have been obtained and (iii) each such Account Receivable represents a bona fide transaction which requires no further act on any Borrower's part to make such Account Receivable payable by the account debtor with respect thereto, and, to each Borrower's knowledge, no such Account Receivable is subject to any offsets or deductions and no such Account Receivable represents any consignment sales, guaranteed sale, sale or return or other similar understanding or any obligation of any Affiliate of any Borrower.

(f)    With respect to all Inventory: (i) such Inventory is located on the premises set forth on Schedule 1 hereto, or is Inventory in transit for sale in the ordinary course of business, (ii) such Inventory was not produced in violation of the Fair Labor Standards Act or subject to the "hot goods" provisions contained in Title 29 U.S.C. §215, (iii) no such Inventory is subject to any Lien other than Liens permitted by Section 6.1 of the Credit Agreement, (iv) except as permitted hereby or by the Credit Agreement, and except for Inventory located at the locations set forth on Part C of Schedule 1, no such Inventory is on consignment or is now stored or shall be stored any time after the Effective Date with a bailee, warehouseman or similar Person, unless the Borrowers have delivered to the Bank landlord waivers, non-disturbance or similar agreements (each in form and substance satisfactory to the Bank) executed by such bailee, warehouseman or similar Person and (v) such Inventory has been acquired by a Borrower in the ordinary course of business

(g)    Attached hereto as Schedule 2 is a true and correct list of all of the Pledged Equity owned or held by or on behalf of each Borrower, in each case setting forth the name of the issuer of such Pledged Equity, the number of any certificate evidencing such Pledged Equity, the registered owner of such Equity Interest, the number and class of such Pledged Equity and the percentage of the issued and outstanding Equity Interests of such class represented by such Pledged Equity. The Pledged Equity has been duly authorized and validly issued and is fully paid and nonassessable, and is free and clear of all Liens other than Liens granted pursuant to this Security Agreement and other Liens expressly permitted by the Loan Documents.

(h)    Attached hereto as Schedule 3 is a true and correct list of (i) all of the Pledged Debt owned by or on behalf of each Borrower, in each case setting forth the name of the party from whom such Pledged Debt is owed or owing, the principal amount thereof, the date of incurrence thereof and the maturity date, if any, with respect thereto and (ii) all unpaid intercompany transfers of goods sold and delivered, or services rendered, by or to each Borrower. All Pledged Debt owed or owing to any Borrower will be on and as of the date hereof evidenced by one or more promissory notes pledged to the Bank under the Security Agreement.

(i)    Attached hereto as Schedule 4 is a true and correct list of Intellectual Property owned by or on behalf of each Borrower, in each case identifying each Copyright, Copyright License, Patent, Patent License, Trademark and Trademark License in sufficient detail and setting forth with respect to each such Copyright, Copyright License, Patent, Patent License, Trademark and Trademark License, the registration number, the date of registration, the jurisdiction of registration and the date of expiration thereof.

Section 5.          Covenants

(a)    Each Borrower shall provide the Bank with not less than 10 Business Days prior written notice of any change (i) in its legal name, (ii) in its jurisdiction of organization or formation, (iii) in the location of its chief executive office or principal place of business, (iv) in its identity or legal or organizational structure or (v) in its organization identification number or its Federal Taxpayer Identification Number. No Borrower shall effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Bank to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject only to Liens expressly permitted to be prior to the Security Interest pursuant to the Loan Documents). Each Borrower shall promptly notify the Bank if any material portion of the Collateral owned or held by or on behalf of each Borrower is damaged or destroyed.

(b)    Each Borrower shall maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned or held by it or on its behalf as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which it is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of such Collateral, and, at such time or times as the Bank may reasonably request, promptly to prepare and deliver to the Bank copies of such records duly certified by an officer of such Borrower.

(c)    From time to time at the reasonable request of the Bank, the Borrowers shall deliver to the Bank a certificate executed by the chief executive officer, the president, the chief operating officer or the chief financial officer of such Borrower, (i) setting forth (A) a list of all Subsidiaries of each Borrower and the capitalization of each such Subsidiary, (B) any name change of any Borrower since the date hereof or the date of the most recent certificate delivered pursuant to this paragraph, (C) any mergers or acquisitions in or to which any Borrower was a party since the date hereof or the date of the most recent certificate delivered pursuant to this paragraph, (D) the locations of all Collateral and (E) a list of all Intellectual Property owned by or on behalf of each Borrower, or in each case confirming that there has been no change in the information described in the foregoing clauses of this clause (c) since the date hereof or the date of the most recent certificate delivered pursuant to this paragraph and (ii) certifying that the Borrowers are in compliance with all of the terms of this Security Agreement.

(d)    Each Borrower shall, at its own cost and expense, take any and all commercially reasonable actions reasonably necessary to defend title to the Collateral owned or held by it or on its behalf against all persons and to defend the Security Interest of the Bank in such Collateral and the priority thereof against any Lien not expressly permitted pursuant to the Loan Documents.

(e)    Each Borrower shall, at its own expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Bank may from time to time reasonably request to preserve, protect and perfect the Security Interest granted by it and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with its execution and delivery of this Security Agreement, the granting by it of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(f)    The Bank and such persons as the Bank may reasonably designate shall have the right, at the reasonable cost and expense of the Borrowers, and upon reasonable prior written notice, at reasonable times and during normal business hours, to inspect all of its records (and to make extracts and copies from such records) at the Borrowers’ chief executive office, to discuss its affairs with its officers and independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral.

(g)    Each Borrower shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and the Borrowers shall indemnify and hold harmless the Bank from and against any and all liability for such performance.

(h)    No Borrower shall make or permit to be made an assignment, pledge or hypothecation of the Collateral owned or held by it or on its behalf, nor grant any other Lien in respect of such Collateral, except as expressly permitted by the Loan Documents. Except for the Security Interest or a transfer permitted by the Loan Documents, no Borrower shall make or permit to be made any transfer of such Collateral, and each Borrower shall remain at all times in possession of such Collateral and shall remain the direct owner, beneficially and of record, of the Pledged Equity included in such Collateral, except that prior to the occurrence of an Event of Default, any Borrower may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Security Agreement, the Credit Agreement or any other Loan Document.

(i)    The Borrowers, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.2(f) of the Credit Agreement, which insurance shall be against all risks customarily insured against by similar businesses operating in similar markets. All policies covering such insurance (i) shall contain a standard loss payable clause and shall, in the case of casualty coverage, name the shall name the Bank as loss payee up to the amount outstanding on any Loans in respect of each claim relating to the Collateral and resulting in a payment thereunder and (ii) shall be indorsed to provide, in respect of the interests of the Bank, that (A) in the case of liability coverage, the Bank shall be an additional insured, (B) 30 days' prior written notice of any cancellation thereof shall be given to the Bank and (C) in the event that any Borrower at any time or times shall fail to pay any premium in whole or part relating thereto, the Bank may, in its sole discretion, pay such premium. Each Borrower irrevocably makes, constitutes and appoints the Bank (and all officers, employees or agents designated by the Bank) as such Borrower's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; provided that payment by an insurer in respect of a claim made under liability insurance maintained by any Borrower may be made directly to the Person who shall have incurred the liability which is the subject of such claim. In the event that any Borrower at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Bank may, without waiving or releasing any obligation or liability of the Borrowers hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Bank deems advisable. All sums disbursed by the Bank in connection with this paragraph, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Borrowers to the Bank and shall be additional Obligations secured hereby.

(j)    Each Borrower shall: (i) for each Trademark material to the conduct of such Borrower's business, (A) maintain (and shall cause each of its licensees to maintain) such Trademark in full force free from any claim of abandonment or invalidity for non-use, (B) maintain (and shall cause each of its licensees to maintain) the quality of products and services offered under such Trademark, (C) display (and shall cause each of its licensees to display) such Trademark with notice of federal or foreign registration to the extent necessary and sufficient to establish and preserve its rights under applicable law and (D) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party valid and legal rights; (ii) notify the Bank promptly if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Borrower's ownership of any Intellectual Property, its right to register the same, or to keep and maintain the same; (iii) promptly inform the Bank in the event that it shall, either itself or through any agent, employee, licensee or designee, file an application for any Intellectual Property (or for the registration of any Patent, Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, and, upon request of the Bank, execute and deliver any and all agreements, instruments, documents and papers as the Bank may request to evidence the Bank's security interest in such Patent, Trademark or Copyright, and each Borrower hereby appoints the Bank as its attorney-in-fact to execute and file upon the occurrence and during the continuance of an Event of Default such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable; and (iv) take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Borrower's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties. In the event that any Borrower becomes aware that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Borrower's business has been or is about to be infringed, misappropriated or diluted by a third party, such Borrower promptly shall notify the Bank and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral. Upon and during the continuance of an Event of Default, the Borrowers shall use their reasonable commercial efforts to obtain all requisite consents or approvals by the licensee of each Copyright License, Patent License or Trademark License to effect the assignment of all of the Borrowers' right, title and interest thereunder to the Bank or its designee.

Section 6.              Certain Rights as to the Collateral; Attorney-In-Fact

(a)    So long as no Event of Default shall have occurred and be continuing:

(i)            The Borrowers shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement and the other Loan Documents, provided that the Borrowers shall not exercise or refrain from exercising any such right without the prior written consent of the Bank if such action or inaction would have a material adverse effect on the value of the Collateral, or any part thereof, or the validity, priority or perfection of the security interests granted hereby or the remedies of the Bank hereunder.

(ii)           The Borrowers shall be entitled to receive and retain any and all dividends, principal, interest and other distributions paid in respect of the Collateral to the extent not prohibited by this Security Agreement or the other Loan Documents, provided that any and all (A) dividends, principal, interest and other distributions paid or payable other than in cash in respect of, and instruments (other than checks in payment of cash dividends) and other Property received, receivable or otherwise distributed in respect of, or in exchange for, Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be, and shall forthwith be delivered to the Bank to be held as, Collateral and shall, if received by the Borrowers, be received in trust for the benefit of the Bank, be segregated from the other Property of the Borrowers, and be forthwith delivered to the Bank as Collateral in the same form as so received (with any necessary indorsement or assignment).

(iii)          The Bank shall execute and deliver (or cause to be executed and delivered) to the Borrowers, at the Borrowers' expense, all such proxies and other instruments as the Borrowers may reasonably request for the purpose of enabling the Borrowers to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends, principal or interest payments, or other distributions which it is authorized to receive and retain pursuant to clause (ii) above.

(b)    Upon the occurrence and during the continuance of an Event of Default:

(i)           All rights of the Borrowers to (A) exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon notice to the Borrowers by the Bank, cease and (B) receive the dividends, principal and interest payments and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Bank, which shall thereupon have the right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends, principal or interest payments and distributions.

(ii)          All dividends, principal and interest payments and other distributions which are received by any Borrower contrary to the provisions of Section 6(b)(i) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Borrowers and shall be forthwith paid over to the Bank as Collateral in the same form as so received (with any necessary indorsement).

(c)          In the event that all or any part of the securities or instruments constituting the Collateral are lost, destroyed or wrongfully taken while such securities or instruments are in the possession of the Bank, the Borrowers shall cause the delivery of new securities or instruments in place of the lost, destroyed or wrongfully taken securities or instruments upon request therefor by the Bank without the necessity of any indemnity bond or other security other than the Bank’s agreement or indemnity therefor customary for security agreements similar to this Agreement.

(d)          Each Borrower hereby irrevocably appoints the Bank such Borrower's attorney-in- fact, with full authority in the place and stead of such Borrower and in the name of such Borrower or otherwise, from time to time at any time when an Event of Default exists, in the Bank's discretion, to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

(i)          to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, and to receive, indorse, and collect any drafts or other chattel paper, instruments and documents in connection therewith,

(ii)          to file any claims or take any action or institute any proceedings which the Bank may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Bank with respect to any of the Collateral, and

(iii)          to receive, indorse and collect all instruments made payable to such Borrower representing any dividend, principal payment, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

The powers granted to the Bank under this Section constitute a power coupled with an interest which shall be irrevocable by the Borrowers and shall survive until all of the Obligations have been indefeasibly paid in full in accordance with the Credit Agreement.

(e) If any Borrower fails to perform any agreement contained herein, the Bank may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Borrowers under Section 9.

(f) The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Bank accords its own property of similar type.

Section 7.          Remedies upon Default

(a) Upon the occurrence and during the continuance of an Event of Default, the Borrowers shall deliver each item of Collateral to the Bank on demand, and the Bank shall have in any jurisdiction in which enforcement hereof is sought, in addition to any other rights and remedies, the rights and remedies of a secured party under the NYUCC or the UCC of any jurisdiction in which the Collateral is located, including, without limitation, the right, with or without legal process (to the extent permitted by law) and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass (to the extent permitted by law) to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral (and for that purpose the Bank may, so far as any Borrower can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the Collateral therefrom) and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Borrower agrees that the Bank shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Bank shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Borrower, and each Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which such Borrower or now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank shall give to the Borrowers at least ten days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Borrower hereby acknowledges that ten days’ prior written notice of such sale or sales shall be reasonable notice. Each Borrower hereby waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Bank's rights hereunder, including, without limitation, the right of the Bank following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

(c) Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Bank may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Bank may (in its sole and absolute discretion) determine. The Bank shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Bank until the sale price is paid by the purchaser or purchasers thereof, but the Bank shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, the Bank may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of any Borrower (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Bank from any Borrower as a credit against the purchase price, and the Bank may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Borrower therefor. For purposes hereof, (i) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (ii) the Bank shall be free to carry out such sale pursuant to such agreement and (iii) the Borrower shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Bank shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Bank may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(d) Any sale conducted in accordance with the provisions of this Section 7 shall be deemed to conform to commercially reasonable standards as provided in Section 9-610 of the NYUCC or the UCC of any other jurisdiction in which Collateral is located or any other requirement of applicable law. Without limiting the foregoing, any Borrower agrees and acknowledges that, to the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, it shall be commercially reasonable for the Bank to do any or all of the following: (i) fail to incur expenses deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw materials or work in process into finished goods or other finished products for disposition; (ii) fail to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to remove Liens on any Collateral, (iv) exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) contact other Persons, whether or not in the same business as the Borrowers, for expressions of interest in acquiring all or any portion of the Collateral, (vii) hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) dispose of Collateral utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have reasonable capability of doing so, or that match buyers and sellers of assets, (ix) disclaim dispositions of warranties, (x) purchase (or fail to purchase) insurance or credit enhancements to insure the Bank against risk of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (xi) to the extent deemed appropriate by the Bank, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. Nothing in this Section 7 shall be construed to grant any rights to any Borrower or to impose any duties on the Bank that would not have been granted or imposed by this Security Agreement or applicable law in the absence of this Section 7 and the parties hereto acknowledge that the purpose of this Section 7 is to provide non-exhaustive indications of what actions or omissions by the Bank would be deemed commercially reasonable in the exercise by the Bank of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being set forth in this Section 7.

(e) For the purpose of enabling the Bank to exercise rights and remedies under this Section, each Borrower hereby grants to the Bank an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Borrower) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by any Borrower, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Bank may be exercised, at the option of the Bank, solely upon the occurrence and during the continuation of an Event of Default and the Obligations having become due and payable; provided that any license, sub-license or other transaction entered into by the Bank in accordance herewith shall be binding upon the Borrowers notwithstanding any subsequent cure of an Event of Default. Any royalties and other payments received by the Bank shall be applied in accordance with Section 8. The license set forth in this Section 7(e) shall terminate without any further action by either party once the Obligations have been indefeasibly paid in full in accordance with the Credit Agreement.

Section 8.          Application of Proceeds of Sale

The Bank shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, first, to the payment of all costs and expenses incurred by the Bank in connection with such collection or sale or otherwise in connection with this Security Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of their respective agents and legal counsel, the repayment of all advances made by the Bank hereunder or under any other Loan Document on behalf of any Borrower and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, to the payment in full of the Obligations, and third, to the Borrowers, their successors or assigns, or as a court of competent jurisdiction may otherwise direct. The Bank shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Security Agreement. Upon any sale of the Collateral by the Bank (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Bank or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Bank or such officer or be answerable in any way for the misapplication thereof.

Section 9.          Reimbursement of the Bank

(a) The Borrowers shall pay upon demand to the Bank the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of counsel and of any experts or agents, that the Bank may incur in connection with (i) the administration of this Security Agreement relating to any Borrower or any of its property, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral owned or held by or on behalf of any Borrower, (iii) the exercise, enforcement or protection of any of the rights of the Bank hereunder relating to any Borrower or any of its property or (iv) the failure by any Borrower to perform or observe any of the provisions hereof.

(b) Without limitation of its indemnification obligations under the other Loan Documents, any Borrower shall indemnify the Bank and its directors, officers, employees, advisors, agents, successors and assigns (each an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery by the Borrowers of this Security Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the Borrowers of their obligations under the Loan Documents and the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Security Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Security Agreement or any other Loan Document or any investigation made by or on behalf of the Bank. All amounts due under this Section shall be payable on written demand therefor and shall bear interest at the rate specified in Section

2.7(b) of the Credit Agreement.

Section 10.          Waivers; Amendment

(a) No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or any other Loan Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

(b) Neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by, between or among the Bank and the Borrowers.

(c) Upon the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrowers. Upon any such termination, the Bank will, at the Borrowers' expense, return to the Borrowers such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Borrowers such documents as the Borrowers shall reasonably request to evidence such termination.

Section 11.          Security Interest Absolute

All rights of the Bank hereunder, the Security Interest and all obligations of the Borrowers hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on any other collateral, or any release or amendment or waiver of, or consent under, or departure from, any guaranty, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower in respect of the Obligations or in respect of this Security Agreement or any other Loan Document other than the indefeasible payment of the Obligations in full in cash.

Section 12.          Notices

All communications and notices hereunder shall be in writing and given as provided in Section 8.1 of the Credit Agreement.

Section 13.          Binding Effect; Assignments

Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each Borrower that are contained in this Security Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns. This Security Agreement shall become effective when a counterpart hereof executed on behalf of each Borrower shall have been delivered to the Bank and a counterpart hereof shall have been executed on behalf of the Bank, and thereafter shall be binding upon each Borrower, the Bank and its successors and assigns, and shall inure to the benefit of each Borrower, the Bank and its successors and assigns, except that no Borrower shall have the right to assign its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Security Agreement or the other Loan Documents.

Section 14.          Survival of Agreement; Severability

(a) All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Bank and shall survive the execution and delivery of any Loan Documents and the making of any Loan or other extension of credit, regardless of any investigation made by the Bank or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until this Security Agreement shall terminate.

(b) In the event any one or more of the provisions contained in this Security Agreement or any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 15.          Governing Law; Jurisdiction; Consent to Service of Process

(a) This Security Agreement shall be governed by, and construed in accordance with, the laws of the state of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that either party hereto may otherwise have to bring any action or proceeding relating to this agreement or the other loan documents in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement in any court referred to in subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Security Agreement will affect the right of either party to this Security Agreement to serve process in any other manner permitted by law.

Section 16.          Counterparts

This Security Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 13. Delivery of an executed counterpart of this Security Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

Section 17.          Headings

Section headings used herein are for convenience of reference only, are not part of this Security Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

Section 18.   WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

THE ONE GROUP, LLC

By:
Name:
Title:

ONE 29 PARK MANAGEMENT, LLC

By:
Name:
Title:

STK-LAS VEGAS, LLC

By:
Name:
Title:

STK ATLANTA, LLC

By:
Name:
Title:

The One Group Security Agreement Signature Page

HERALD NATIONAL BANK

By:
Name:	Michael Laurie
Title:	Senior Vice President
and Managing Director

The One Group Security Agreement Signature Page

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the _____ day of October in the year 2011 before me, the undersigned, personally appeared_______________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

My Commission Expires:

SCHEDULE 1

TO

SECURITY AGREEMENT

Locations of Collateral

A.	All locations where the Borrowers maintain any books or records relating to any Accounts Receivable or Pledged Debt (with each location at which chattel paper, if any, is kept being indicated by an "*"):

411 West 14th Street, 3rd Floor, New York, New York 10014

B.	All the material places of the Borrowers’ businesses (other than a chief executive office) not identified in paragraph A. above:

1.	420 Park Ave. South, New York, New York 10016

2.	1114 Avenue of the Americas, New York, New York 10110

3.	3708 Las Vegas Blvd., Las Vegas, Nevada 89109

4.	1075 Peachtree Street, Atlanta, Georgia 30309

C.	All the locations where the Borrowers maintain any Collateral not identified above:

1.	HSBC (Operating Account); 452 5th Ave., New York, New York 10018

2.	Citibank (Operating Account); 111 Wall Street, New York, New York 10005

3.	Capital One (Operating Account); 176 Broadway, New York, New York 10038

4.	Chase Bank (Operating Account); 345 Hudson Street, New York, New York 10014

5.	Chase Bank (Money Market Account); 345 Hudson Street, New York, New York 10014

D.	The names and addresses of all persons other than the Borrowers that have possession of any of its Collateral:

1.	STK Miami, LLC; 2377 Collins Ave., Miami Beach, Florida 33139

2.	STK Miami Services, LLC; 2377 Collins Ave., Miami Beach, Florida 33139

3.	WSATOG (Miami) LLC; 2377 Collins Ave., Miami Beach, Florida 33139

4.	One 29 Park, LLC; 420 Park Ave. South, New York, New York 10016

5.	One Marks, LLC; 411 West 14th Street, New York, New York 10014

6.	JEC II LLC; 1 Little West 12th Street, New York, New York 10014

7.	MPD Space Events, LLC; 26 Little West 12th Street, New York, New York 10014

8.	Little West 12th LLC; 26 Little West 12th Street, New York, New York 10014

9.	Basement Manager LLC; 26 Little West 12th Street, New York, New York 10014

10.	STK Midtown LLC; 1114 Avenue of the Americas, New York, New York 10110

11.	STK Midtown Holdings, LLC; 1114 Avenue of the Americas, New York, New York 10110

12.	STKOUT Midtown, LLC; 1114 Avenue of the Americas, New York, New York 10110

13.	Asellina Marks LLC; 411 West 14th Street, 3rd Floor, New York, New York 10014

14.	Bridge Hospitality LLC; 755 North La Cienega, Los Angeles, California 90069

SCHEDULE 2

TO

SECURITY AGREEMENT

Pledged Equity

The One Group, LLC

Subsidiary	Jurisdiction of Formation	Type of Organization	Ownership Interest
One 29 Park Management, LLC	New York	Limited Liability Company	100%
STK-Las Vegas, LLC	Nevada	Limited Liability Company	100%
STK Atlanta, LLC	Georgia	Limited Liability Company	100%

One 29 Park Management, LLC

NONE

STK – Las Vegas, LLC

NONE

STK Atlanta, LLC

NONE

SCHEDULE 3

TO

SECURITY AGREEMENT

Pledged Debt

The One Group, LLC

1.    Note receivable from STK-LA, LLC in the original principal amount of $100,000.00

2.    Note receivable from WSATOG (MIAMI) LLC in the original principal amount of $750,000.00

One 29 Park Management, LLC

NONE

STK – Las Vegas, LLC

NONE

STK Atlanta, LLC

NONE

SCHEDULE 4

TO

SECURITY AGREEMENT

Intellectual Property

I.	COPYRIGHTS AND COPYRIGHT LICENSES

NONE

II.	PATENTS AND PATENT LICENSES

NONE

III.	TRADEMARKS AND TRADEMARK LICENSES

KGP NO.	MARK	APPLICATION/ REGISTRATION NO.	APPLICANT	(CLASS) GOODS AND/OR SERVICES	STATUS
915-002 (Formerly 484/24)	STK	SN:78/691,571, filed 8/2/05 RN: 3188230, Issued: 12/19/06	THE ONE GROUP LLC	(Class 43) Bar services; Restaurants.	8&15 due 12/19/12 8&9 due 12/19/16
915-004 (Formerly 484/36)	Not Your Daddy’s Steakhouse	SN: 77/003,892, filed 9/21/06 RN:3267266, Issued: 7/24/07	THE ONE GROUP LLC	(Class 43) Restaurant and bar services.	8&15 due 7/24/13 8&9 due 7/24/17
915-006 (Formerly 484/41)	STK Logo	SN: 77/239,608, filed 7/26/07 RN: 3,381,619 Issued: 2/12/08	THE ONE GROUP LLC	(Class 43) Restaurants; Bar services	Final deadline to file 8 & 15 DUE 2/12/14 renewal deadline 8 & 9 DUE 2/12/18
915-013	STKOUT	SN: 77/875,804 filed:11/18/09	THE ONE GROUP LLC	(Class 43) Cafe and restaurant services; Cafe- restaurants; Restaurant, bar and catering services; Restaurants; Cafes; Cocktail lounges; Wine bars; Bar services	foreign priority deadline 5/18/10 response due to office action 7/4/10

EXHIBIT D-1

FORM OF PLEDGE AGREEMENT

[SUBSIDIARY BORROWERS]

PLEDGE AGREEMENT, dated as of October 31, 2011 (this "Agreement"), by THE ONE GROUP, LLC, a Delaware limited liability company (the "Pledgor"), in favor of HERALD NATIONAL BANK (the "Bank").

Reference is made to the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Pledgor, One 29 Park Management, LLC, a New York limited liability company, STK- Las Vegas, LLC, a Nevada limited liability company, and STK Atlanta, LLC, a Georgia limited liability company, (One 29 Park Management, LLC, STK-Las Vegas, LLC and STK Atlanta, LLC are hereinafter sometimes referred to individually as a "Subsidiary Borrower", and collectively, as the "Subsidiary Borrowers"; the Pledgor and the Subsidiary Borrowers are hereinafter sometimes referred to individually as a "Borrower", and collectively, as the "Borrowers ) and the Bank.

The Bank has agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Pledgor is a Borrower and is also the sole member of the Subsidiary Borrowers. The obligation of the Bank to make Loans is conditioned upon, among other things, the execution and delivery by the Pledgor of an agreement in the form hereof to secure the Obligations.

Accordingly, the Pledgor hereby agrees as follows:

Section 1.   Certain Definitions.

(a) Unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(b) As used herein the following terms shall have the following meanings:

"Collateral": (i) the Pledged Equity, (ii) all additional equity interests of any issuer of the Pledged Equity from time to time acquired by the Pledgor in any manner, and any certificates representing such additional equity interests, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests; and (iii) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described above).

"Pledged Equity": the equity interests described in Schedule I attached hereto and issued by the entities named therein, including, without limitation, all of the Pledgor's rights, privileges, authority and powers as a member of the issuer of the Pledged Equity, and any certificates representing the Pledged Equity, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity.

"Obligations": (i) the due and punctual payment of (x) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (y) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers or any Guarantor under the Credit Agreement and the other Loan Documents, or that are otherwise payable under the Credit Agreement or any other Loan Document and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers or any Guarantor under or pursuant to the Credit Agreement and the other Loan Documents.

Section 2.    Pledge. As security for the payment or performance, as applicable, in full of the Obligations, the Pledgor hereby pledges to the Bank, and grants to the Bank a security interest in, the Collateral.

Section 3.        Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral, if any, shall be delivered to and held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank. After an Event of Default has occurred, the Pledgor shall cause any issuer of the Pledged Equity that constitutes uncertificated securities to (a) register transfer of each item of Pledged Equity in the name of the Bank and (b) deliver to the Bank by telecopy a certified copy of the then current register of equity-holders in such issuer, with such transfer and other pledges of equity duly noted. The Bank shall have the right, at any time after an Event of Default has occurred and is continuing, in its discretion and upon notice to the Pledgor, to transfer to or to register in the name of the Bank or any of its nominees any or all of the Collateral. In addition, the Bank shall have the right at any time an Event of Default has occurred and is continuing to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

Section 4.        Representations and Warranties. The Pledgor represents and warrants as follows:

(a)             The Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

(b)             The Pledged Equity has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any equity interest in any issuer of the Pledged Equity.

(c)             The pledge of the Pledged Equity pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

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(d)             The Pledgor is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

(e)             The Pledgor has full legal power and authority to enter into, execute, deliver and perform the terms of this Agreement which has been duly authorized by all proper and necessary limited liability company action and is in full compliance with its certificate of formation and operating agreement. The Pledgor has duly executed and delivered this Agreement.

(f)             This Agreement constitutes the valid and legally binding obligation of the Pledgor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).

(g)             No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest hereby, including the first priority nature of such security interest (except for the filing of a financing statement in the appropriate public office necessary to perfect the security interest granted pursuant hereto) or (iii) for the exercise by the Bank of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally).

(h)             The Pledged Equity constitutes the percentage of the issued and outstanding equity interests of the issuer thereof indicated on Schedule I.

(i)             The Pledgor has, independently and without reliance upon the Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

Section 5.         Further Assurances. The Pledgor shall at any time and from time to time, at the expense of the Borrowers, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

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Section 6.        Voting Rights; Dividends; Etc.

(a)             So long as no Event of Default shall have occurred and be continuing:

(i)             The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents; provided that the Pledgor shall not exercise or refrain from exercising any such right without the prior written consent of the Bank if such action would have a Material Adverse Effect on the value of the Collateral, or any part thereof, or the validity, priority or perfection of the security interests granted hereby or the remedies of the Bank hereunder.

(ii)            The Pledgor shall be entitled to receive and retain any and all dividends or other distributions paid in respect of the Collateral to the extent not prohibited by this Agreement or the other Loan Documents, provided that any and all (A) dividends or other distributions paid or payable other than in cash in respect of, and instruments and other Property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to the Bank to be held as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Bank, be segregated from the other property of the Pledgor, and be forthwith delivered to the Bank as Collateral in the same form as so received (with any necessary indorsement or assignment).

(iii)            The Bank shall execute and deliver (or cause to be executed and delivered) to the Pledgor, at the Borrowers' expense, all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which they are entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)             Upon the occurrence and during the continuance of an Event of Default:

(i)                   All rights of the Pledgor to (A) exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon written notice to the Pledgor by the Bank, cease and (B) receive the dividends and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Bank, which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and distributions.

(ii)                  All dividends and other distributions which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Bank as Collateral in the same form as so received (with any necessary indorsement).

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(c)                   In the event that all or any part of the securities or instruments constituting the Collateral are lost, destroyed or wrongfully taken while such securities or instruments are in the possession of the Bank, the Pledgor shall cause the delivery of new securities or instruments in place of the lost, destroyed or wrongfully taken securities or instruments upon request therefor by the Bank without the necessity of any indemnity bond or other security other than the Bank's agreement or indemnity therefor customary for pledge agreements similar to this Agreement.

Section 7.         Transfers and Other Liens: Additional Shares.

(a)             Except as expressly permitted by the Credit Agreement, the Pledgor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

(b)             The Pledgor shall (i) cause the issuer of the Pledged Equity not to issue any equity interests or other securities in addition to or in substitution for the Pledged Equity, except to the Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional equity interests or other securities of the issuer of the Pledged Equity.

Section 8.         The Bank Appointed Attorney-in-Fact. The Pledgor hereby appoints the Bank the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time when an Event of Default exists in the Bank's discretion to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The powers granted to the Bank under this Section 8 constitute a power coupled with an interest which shall be irrevocable by the Pledgor and shall survive until all of the Obligations have been indefeasibly paid in full in cash.

Section 9.         The Bank May Perform. If the Pledgor fails to perform any agreement contained herein, the Bank, ten days after notice to the Pledgor (except that no notice shall be required upon and during the continuance of an Event of Default), may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Borrowers under Section 13.

Section 10.      The Bank's Duties. The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, tenders or other matters relative to any Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Bank accords its own property.

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Section 11.       Remedies upon Default. If any Event of Default shall have occurred and be continuing:

(a)             The Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "UCC") (whether or not the UCC applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Bank agrees to the extent notice of sale shall be required by law, to provide at least 10 days' prior written notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made, and Pledgor agrees that such 10 day notice shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)             Any cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in accordance with Section 8 of the Security Agreement.

Section 12.       Securities Laws.

In view of the position of the Pledgor in relation to the Pledged Equity, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal securities laws") with respect to any disposition of the Pledged Equity permitted hereunder. The Pledgor understands that compliance with the Federal securities laws might very strictly limit the course of conduct of the Bank if the Bank were to attempt to dispose of all or any part of the Pledged Equity, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Equity could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Bank in any attempt to dispose of all or part of the Pledged Equity under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor recognizes that in light of such restrictions and limitations the Bank may, with respect to any sale of the Pledged Equity, limit the purchasers to those who will agree, among other things, to acquire such Pledged Equity for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Bank, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Equity, or any part thereof, shall have been filed under the Federal securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Bank shall incur no responsibility or liability for selling all or any part of the Pledged Equity at a price that the Bank, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 12 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Bank sells.

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Section 13.     Expenses.     The Borrowers will upon demand pay to the Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Bank may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Bank hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

Section 14.     Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Borrowers under the Credit Agreement or against any guarantor of the Obligations or whether the Borrowers or any guarantor of the Obligations is joined in any such action or actions. All rights of the Bank and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Loan Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrowers or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any other Collateral, or any taking, release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations;

(d) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of the Borrowers or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of the Borrowers or any of its Subsidiaries; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrowers or a third-party pledgor.

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Section 15.       Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 16.       Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and given as provided in Section 8.1 of the Credit Agreement.

Section 17.      Continuing Security Interest Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the payment in full of the Obligations and all other amounts payable under this Agreement and (ii) the expiration or termination of the Commitment, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Bank and its successors, transferees and assigns. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Bank will, at the Borrowers' expense, return to the Pledgor such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

Section 18.       Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 19.      Survival of Agreement; Severability.

(a)             All covenants, agreements, representations and warranties made by the Pledgor and the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Bank and shall survive the execution and delivery of any Loan Document and the making of any Loan, regardless of any investigation made by the Credit Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

(b)             In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 20.      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

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Section 21.       Principles of Construction. The principles of construction specified in Section 1.2 of the Credit Agreement shall be applicable to this Agreement.

Section 22.       Jurisdiction; Consent to Service of Process.

(a)             Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

(b)             Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in Section 22(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)             Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 23.             WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

Section 24.       Certain Terms. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the UCC are used herein as therein defined.

- 9

Section 25.     Headings.     Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

[Signature pages follow.]

- 10

IN WITNESS WHEREOF, the Pledgor has executed and delivered this Agreement as of the date first above written.

THE ONE GROUP, LLC

By:
Name:
Title:

ACCEPTED AND AGREED TO:

ONE 29 PARK MANAGEMENT, LLC

By:
Name:
Title:

STK-LAS VEGAS, LLC

By:
Name:
Title:

STK ATLANTA, LLC

By:
Name:
Title:

The One Group Pledge Agreement – Subsidiary Borrowers Signature Page

SCHEDULE I

Issuer	Type of Entity	Type of Equity Interest	Certificate Number	Number of Shares	Percentage of Issued and Outstanding Shares
One 29 Park Management, LLC	New York Limited Liability Company	Limited liability company membership interest	N/A	N/A	100%
STK-Las Vegas, LLC	Nevada Limited Liability Company	Limited liability company membership interest	N/A	N/A	100%
STK Atlanta, LLC	Georgia Limited Liability Company	Limited liability company membership interest	N/A	N/A	100%

EXHIBIT D-2

FORM OF PLEDGE AGREEMENT

[THE ONE GROUP, LLC]

PLEDGE AGREEMENT, dated as of October 31, 2011 (this "Agreement"), by JONATHAN SEGAL, an individual (the "Pledgor"), in favor of HERALD NATIONAL BANK (the "Bank").

Reference is made to the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among The One Group, LLC, a Delaware limited liability company, One 29 Park Management, LLC, a New York limited liability company, STK-Las Vegas, LLC, a Nevada limited liability company, and STK Atlanta, LLC, a Georgia limited liability company (hereinafter sometimes referred to individually as a "Borrower", and collectively, as the "Borrowers) and the Bank.

The Bank has agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Pledgor is a member of The One Group, LLC and, as such, will receive benefits from the making of the Loans. The obligation of the Bank to make Loans is conditioned upon, among other things, the execution and delivery by the Pledgor of an agreement in the form hereof to secure the Obligations.

Accordingly, the Pledgor hereby agrees as follows:

Section 1.    Certain Definitions.

(a) Unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

(b) As used herein the following terms shall have the following meanings:

"Collateral": (i) the Pledged Equity, (ii) all additional equity interests of any issuer of the Pledged Equity from time to time acquired by the Pledgor in any manner, and any certificates representing such additional equity interests, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests; and (iii) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described above).

"Pledged Equity": the equity interests described in Schedule I attached hereto and issued by the entities named therein, including, without limitation, all of the Pledgor's rights, privileges, authority and powers as a member of the issuer of the Pledged Equity, and any certificates representing the Pledged Equity, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Equity.

"Obligations": (i) the due and punctual payment of (x) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (y) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers or any Guarantor under the Credit Agreement and the other Loan Documents, or that are otherwise payable under the Credit Agreement or any other Loan Document and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrowers or any Guarantor under or pursuant to the Credit Agreement and the other Loan Documents.

Section 2.      Pledge. As security for the payment or performance, as applicable, in full of the Obligations, the Pledgor hereby pledges to the Bank, and grants to the Bank a security interest in, the Collateral.

Section 3.        Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral, if any, shall be delivered to and held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank. After an Event of Default has occurred, the Pledgor shall cause any issuer of the Pledged Equity that constitutes uncertificated securities to (a) register transfer of each item of Pledged Equity in the name of the Bank and (b) deliver to the Bank by telecopy a certified copy of the then current register of equity-holders in such issuer, with such transfer and other pledges of equity duly noted. The Bank shall have the right, at any time after an Event of Default has occurred and is continuing, in its discretion and upon notice to the Pledgor, to transfer to or to register in the name of the Bank or any of its nominees any or all of the Collateral. In addition, the Bank shall have the right at any time an Event of Default has occurred and is continuing to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

Section 4.        Representations and Warranties. The Pledgor represents and warrants as follows:

(a)            The Pledgor is the legal and beneficial owner of the Collateral referred to on Schedule I free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

(b)            The Pledged Equity has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any equity interest in any issuer of the Pledged Equity.

(c)            The pledge of the Pledged Equity pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

(d)             Reserved.

(e)            The Pledgor has full legal power and authority to enter into, execute, deliver and perform the terms of this Agreement. The Pledgor has duly executed and delivered this Agreement.

(f)             This Agreement constitutes the valid and legally binding obligation of the Pledgor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).

(g)            No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest hereby, including the first priority nature of such security interest (except for the filing of a financing statement in the appropriate public office necessary to perfect the security interest granted pursuant hereto) or (iii) for the exercise by the Bank of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally).

(h)            The Pledged Equity constitutes the percentage of the issued and outstanding equity interests of the issuer thereof with respect to the Pledgor indicated on Schedule I.

(i)             The Pledgor has, independently and without reliance upon the Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

Section 5.         Further Assurances. The Pledgor shall at any time and from time to time, at the expense of the Borrowers, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Section 6.        Voting Rights; Dividends; Etc.

(a)             So long as no Event of Default shall have occurred and be continuing:

(i)              The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Loan Documents; provided that the Pledgor shall not exercise or refrain from exercising any such right without the prior written consent of the Bank if such action would have a Material Adverse Effect on the value of the Collateral, or any part thereof, or the validity, priority or perfection of the security interests granted hereby or the remedies of the Bank hereunder.

(ii)             The Pledgor shall be entitled to receive and retain any and all dividends or other distributions paid in respect of the Collateral to the extent not prohibited by this Agreement or the other Loan Documents, provided that any and all (A) dividends or other distributions paid or payable other than in cash in respect of, and instruments and other Property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to the Bank to be held as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Bank, be segregated from the other property of the Pledgor, and be forthwith delivered to the Bank as Collateral in the same form as so received (with any necessary indorsement or assignment).

(iii)          The Bank shall execute and deliver (or cause to be executed and delivered) to the Pledgor, at the Borrowers' expense, all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which they are entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)          Upon the occurrence and during the continuance of an Event of Default:

(i)          All rights of the Pledgor to (A) exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall, upon written notice to the Pledgor by the Bank, cease and (B) receive the dividends and other distributions which it would otherwise be authorized to receive and retain pursuant to Section

6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Bank, which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and distributions.

(ii)           All dividends and other distributions which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Bank as Collateral in the same form as so received (with any necessary indorsement).

(c)           In the event that all or any part of the securities or instruments constituting the Collateral are lost, destroyed or wrongfully taken while such securities or instruments are in the possession of the Bank, the Pledgor shall cause the delivery of new securities or instruments in place of the lost, destroyed or wrongfully taken securities or instruments upon request therefor by the Bank without the necessity of any indemnity bond or other security other than the Bank's agreement or indemnity therefor customary for pledge agreements similar to this Agreement.

Section 7.          Transfers and Other Liens: Additional Shares.

(a)           Except as expressly permitted by the Credit Agreement, the Pledgor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral if the same would constitute a Change in Control, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

(b)           The Pledgor shall (i) cause the issuer of the Pledged Equity not to issue any equity interests or other securities in addition to or in substitution for the Pledged Equity, except to the Pledgor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional equity interests or other securities of the issuer of the Pledged Equity.

Section 8.          The Bank Appointed Attorney-in-Fact. The Pledgor hereby appoints the Bank the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time when an Event of Default exists in the Bank's discretion to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The powers granted to the Bank under this Section 8 constitute a power coupled with an interest which shall be irrevocable by the Pledgor and shall survive until all of the Obligations have been indefeasibly paid in full in cash.

Section 9.              The Bank May Perform. If the Pledgor fails to perform any agreement contained herein, the Bank, ten days after notice to the Pledgor (except that no notice shall be required upon and during the continuance of an Event of Default), may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Borrowers under Section 13.

Section 10.               The Bank's Duties. The powers conferred on the Bank hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, tenders or other matters relative to any Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Bank accords its own property.be continuing:

Section 11.          Remedies upon Default. If any Event of Default shall have occurred and

(a)           The Bank may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "UCC") (whether or not the UCC applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Bank agrees to the extent notice of sale shall be required by law, provide at least 10 days' prior written notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made, and Pledgor agrees that such 10 day notice shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           Any cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in accordance with Section 8 of the Security Agreement.

Section 12.          Securities Laws.

In view of the position of the Pledgor in relation to the Pledged Equity, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal securities laws") with respect to any disposition of the Pledged Equity permitted hereunder. The Pledgor understands that compliance with the Federal securities laws might very strictly limit the course of conduct of the Bank if the Bank were to attempt to dispose of all or any part of the Pledged Equity, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Equity could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Bank in any attempt to dispose of all or part of the Pledged Equity under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor recognizes that in light of such restrictions and limitations the Bank may, with respect to any sale of the Pledged Equity, limit the purchasers to those who will agree, among other things, to acquire such Pledged Equity for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that in light of such restrictions and limitations, the Bank, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Equity, or any part thereof, shall have been filed under the Federal securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Bank shall incur no responsibility or liability for selling all or any part of the Pledged Equity at a price that the Bank, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 12 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Bank sells.

Section 13.               Expenses. The Borrowers will upon demand pay to the Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Bank may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Bank hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

Section 14.               Security Interest Absolute. The obligations of the Pledgor under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Borrowers under the Credit Agreement or against any guarantor of the Obligations or whether the Borrowers or any guarantor of the Obligations is joined in any such action or actions. All rights of the Bank and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Loan Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrowers or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any other Collateral, or any taking, release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations;

(d) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of the Borrowers or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of the Borrowers or any of its Subsidiaries; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrowers or a third-party Pledgor.

Section 15.               Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 16.               Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and given as provided in Section 8.1 of the Credit Agreement.

Section 17.               Continuing Security Interest Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of (i) the payment in full of the Obligations and all other amounts payable under this Agreement and (ii) the expiration or termination of the Commitment, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Bank and its successors, transferees and assigns. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Commitment, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Bank will, at the Borrowers' expense, return to the Pledgor such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

Section 18.              Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 19.          Survival of Agreement; Severability.

(a)           All covenants, agreements, representations and warranties made by the Pledgor and the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Bank and shall survive the execution and delivery of any Loan Document and the making of any Loan, regardless of any investigation made by the Credit Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

(b)           In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 20.               Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 21.          Principles of Construction.          The principles of construction specified in Section 1.2 of the Credit Agreement shall be applicable to this Agreement.

Section 22.          Jurisdiction; Consent to Service of Process.

(a)           Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

(b)           Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in Section 22(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

Section 24.          Certain Terms.          Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the UCC are used herein as therein defined.

Section 25.               Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Pledgor has executed and delivered this Agreement as of the date first above written.

JONATHAN SEGAL

ACCEPTED AND AGREED TO:

THE ONE GROUP, LLC

By:
Name:
Title:

ONE 29 PARK MANAGEMENT, LLC

By:
Name:
Title:

STK-LAS VEGAS, LLC

By:
Name:
Title:

STK ATLANTA, LLC

By:
Name:
Title:

The One Group Pledge Agreement – The One Group Signature Page

SCHEDULE I

Issuer	Pledgor	Type of Entity	Type of Equity Interest	Certificate Number	Number of Shares	Percentage of Issued and Outstanding Shares/Membership Interests
The One Group, LLC	Jonathan Segal	Delaware Limited Liability Company	Limited liability company membership interest	N/A	N/A	63%

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

TO:	Herald National Bank,	_______________, 20____
623 Fifth Avenue
11th Floor
New York, New York 10022
Attention: Michael Laurie
Senior Vice President and
Managing Director

The undersigned, the (i) Managing Person of The One Group, LLC, and (ii) the Managing Person of the sole member of each of One 29 Park Management, LLC, STK-Las Vegas, LLC and STK Atlanta, LLC (collectively, the "Borrowers"), delivers this certificate to HERALD NATIONAL BANK ("Bank") in accordance with the requirements of Section 5.1(b) of the Credit Agreement dated as of October 31, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Borrowers and Bank. Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

(1)          Based upon my review of the consolidated balance sheet and statements of income, members' equity and cash flows of Borrowers as of the last day of the fiscal quarter ending __________, 20___          , copies of which are attached hereto, I hereby certify that:

I.       Tangible Net Worth with respect to The One Group and its Subsidiaries on a consolidated basis (§5.6(a)), as of the last day of the fiscal quarter set forth above:

(A)	Net Worth	$_____________

(B)	Plus Subordinated Debt	$_____________

(C)	Less intangible assets, including

(i)	all notes receivable from officers, members, Affiliates, and other related parties	$_________
(ii)	goodwill, franchise, licenses, patents, trademarks, trade names, copyrights and brand names	$_________
(iii)	all other intangible assets	$_________
(iv)	Total intangible assets (lines C(i) through C(iii))	$_________

(D)	Tangible Net Worth (line A + line B – line C(iv))	$__________

Requirement:          Minimum of $13,000,000 of Tangible Net Worth

Compliance:          Yes ☐ No ☐

II.       Tangible Net Worth with respect to Borrowers on a consolidated basis (§5.6(b)), as of the last day of the fiscal quarter set forth above:

(A)	Net Worth	$__________

(B)	Plus Subordinated Debt	$__________

(C)	Less intangible assets, including

(i)	all notes receivable from officers, members, Affiliates, and other related parties	$__________
(ii)	goodwill, franchise, licenses, patents, trademarks, trade names, copyrights and brand names	$__________
(iii)	all other intangible assets	$__________
(iv)	Total intangible assets (lines C(i) through C(iii))	$__________

(D)	Tangible Net Worth (line A + line B – line C(iv))	$__________

Requirement:          Minimum of $5,500,000 of Tangible Net Worth

Compliance:          Yes ☐ No ☐

[Remainder of page intentionally left blank]

III.       Advance Ratio (§5.6(c)), as of the last day of the fiscal quarter set forth above:

(A)	EBITDA

(i)	Net income	$____________

(ii)	Plus Interest Expense	$____________

(iii)	Plus income tax expense	$____________

(iv)	Plus depreciation, amortization and other non-cash charges	$____________

(v)	Plus "pre-opening" expenses of up to $500,000 in the aggregate with respect to all of the Borrowers for each period of 4 consecutive complete fiscal quarters	$____________

(vi)	Total Lines A(i) through line A(v)	$____________

(vii)	Minus extraordinary gains from, sales, exchanges and other dispositions	$____________

(viii)	Line A(vi) minus line A(vii)	$____________

(B)	Distributions on Capital Stock	$____________
(C)	Income tax expense (from line A(iii))	$____________
(D)	Line A(viii) minus lines (B) + (C)	$____________
(E)	Aggregate outstanding principal amount of all Loans	$____________
(F)	Advance Ratio (line D divided by line E)	_: :1.00

Requirement:          Minimum of 2.00:1.00

Compliance:          Yes ☐  No ☐

I hereby certify further that:

(2)          No Default has occurred during the period covered hereby or exists on the date hereof, other than:

(if none, so state);

(3)          No Event of Default has occurred during the period covered hereby or exists on the date hereof, other than:

(if none, so state); and

(4)          The representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date).

[Signature Page to Follow]

Given this                      , 20 .

THE ONE GROUP, LLC

By:
Name:
Title:

ONE 29 PARK MANAGEMENT, LLC

By:
Name:
Title:

STK-LAS VEGAS, LLC

By:
Name:
Title:

STK ATLANTA, LLC

By:
Name:
Title:

The One Group Compliance Certificate Signature Page

EXHIBIT F

FORM OF SUBORDINATION AGREEMENT

This Subordination Agreement (this "Agreement") is entered into as of October 31, 2011 (the "Effective Date"), by HERALD NATIONAL BANK, a national banking association, whose address is 623 Fifth Avenue, 11th Floor, New York, New York 10022 (the "Bank"), [INSERT NAME OF CREDITOR], whose address is [INSERT ADDRESS OF CREDITOR] (the "Creditor"), and THE ONE GROUP, LLC, a Delaware limited liability company, ONE 29 PARK MANAGEMENT, LLC, a New York limited liability company, STK-LAS VEGAS, LLC, a Nevada limited liability company, and STK ATLANTA, LLC, a Georgia limited liability company, (hereinafter referred to individually as a "Borrower", and collectively, as the "Borrowers"), whose address is c/o The One Group, LLC, 411 West 14th Street, 3rdFloor, New York, New York 10014.

The Bank has agreed to extend or renew credit to the Borrowers on the condition that the Creditor enter into this Agreement. In order to induce the Bank to extend such credit to the Borrowers, the Creditor has agreed to enter into this Agreement and to subordinate all indebtedness owed to it by the Borrowers as provided herein.

In consideration of the Bank's extension or renewal of credit to the Borrowers, the Bank, the Creditor and the Borrowers agree as follows:

1.            Subordinated Debt. All of the indebtedness, liabilities and obligations of the Borrowers or any of them to the Creditor, whether now existing or hereafter arising, including, without limitation, the indebtedness, liabilities and obligations of the Borrowers to the Creditor described in the attached Schedule "A", and all instruments and documents executed and delivered in connection therewith (any promissory note evidencing such indebtedness, liabilities and obligations of Creditor is hereinafter referred to as, a "Subordinated Note"), whether for principal, interest, fees, costs or expenses, and whether or not currently contemplated (regardless of the extent to which such documents are enforceable against the Borrowers or any of them and regardless of the extent to which such amounts are allowed as claims against the Borrowers or any of them, in each case, in any bankruptcy or other similar proceeding relative to any Borrower, and including any interest accruing thereon after the date of filing any petition by or against any Borrower in connection with any bankruptcy or other similar proceeding and any other interest that would have accrued thereon but for the commencement of such proceeding) are hereinafter referred to collectively as "Subordinated Debt".

2.            Bank Debt. All indebtedness, liabilities and obligations of the Borrowers to the Bank, whether now existing or hereafter arising, including, without limitation, the indebtedness, liabilities and obligations of the Borrowers to the Bank under the Credit Agreement, dated as of the date hereof, among the Bank and the Borrowers (such agreement, as it may from time to time be amended, modified and/or supplemented, is hereinafter referred to as the "Credit Agreement"), the Note and the Security Documents (as such terms are defined in the Credit Agreement and hereinafter referred to as the "Bank Security Documents") and all other instruments and documents executed and delivered in connection therewith, whether for principal, interest, fees, costs or expenses and whether or not currently contemplated (regardless of the extent to which such documents are enforceable against the Borrowers or any of them and regardless of the extent to which such amounts are allowed as claims against the Borrowers or any of them in any bankruptcy or other proceeding relative to any Borrower, and including any interest accruing thereon after the date of filing any petition by or against any Borrower in connection with any bankruptcy or other proceeding and any other interest that would have accrued thereon but for the commencement of such proceeding) are hereinafter referred to collectively as "Bank Debt".

3.            Consent; No Default. The Creditor hereby consents to and approves of the execution, delivery and performance by the Borrowers of the Credit Agreement and the Bank Security Documents, and all other instruments and documents executed and delivered in connection therewith (the "Bank Loan Documents") and the consummation of the transactions contemplated thereby notwithstanding anything to the contrary contained in any of the agreements, instruments and documents executed in connection with the Subordinated Debt. The Borrowers and the Creditor represent and warrant to the Bank that that as of the Effective Date, there does not exist any default under the Subordinated Debt.

4.            Agreement to Subordinate. The Creditor and the Borrowers agree that the payment of any and all Subordinated Debt is hereby expressly subordinated to the prior payment of all Bank Debt to the extent and in the manner set forth herein.

5.            Payment of Subordinated Debt Prohibited. Subject to subparagraph (c) below, until all Bank Debt shall have been paid in full, no Borrower shall make and the Creditor shall not receive, accept or retain any direct or indirect payment or reduction (whether by way of loan, set-off or otherwise) in respect of:

(a)             the principal of the Subordinated Debt, whether such principal of the Subordinated Debt shall have become payable on the maturity of the installment or installments thereof provided for in the Subordinated Notes, by acceleration or otherwise; or (ii) the interest on the Subordinated Debt accrued through the date hereof; and

(b)             (b)        Except as provided in clause (ii) of Section 5(a) of this Agreement, the interest on the Subordinated Debt, whether such interest on the Subordinated Debt shall have become payable on the date such payment of interest would (but for the terms hereof) be payable to and received by the Creditor pursuant to the Subordinated Note (hereinafter referred to as a "Subordinated Debt Payment Date"), by acceleration or otherwise if, on any such Subordinated Debt Payment Date:

   (i)          an Event of Default, as defined or specified in the Credit Agreement (hereinafter referred to as an "Event of Default"), shall have occurred, shall be continuing and shall not have been specifically waived in writing by the Bank; or

(ii)            whether or not an Event of Default shall be continuing on any Subordinated Debt Payment Date, the Bank, pursuant to the Credit Agreement or the Note, shall have declared the Bank Debt or any portion thereof due and payable in full in accordance with the terms of the Credit Agreement and on the basis of any Event of Default and such acceleration shall not have been specifically rescinded in writing by the Bank.

Scheduled payments of the interest on the Subordinated Debt that are not prohibited under this Agreement from being made may be made (it being understood and agreed that payment of all interest on the Subordinated Debt accrued through the date hereof shall be prohibited from being made), but only upon, subject and pursuant to the terms and provisions, including the dates, amounts and rate of principal and interest payments, as are set forth in the Subordinated Note as in effect on the date of this Agreement; provided, however, that until the Bank Debt shall have been paid in full, no Borrower shall make, and the Creditor shall not receive, accept or retain, any prepayment on account of principal or interest on any of the Subordinated Debt without the prior written consent of the Bank.

(c)           In the event of (x) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment of debt, arrangement, composition, assignment for the benefit of creditors, or other similar proceeding relative to any Borrower or its creditors, as such, or its property, or

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(y) any proceeding for voluntary liquidation, dissolution or other winding up or bankruptcy proceedings, then and in any such event:

(i)            All of the Bank Debt shall first be paid in full before any payment or distribution of any character, whether in cash, securities, obligations or other property, shall be made in respect of the Subordinated Debt;

(ii)           Any payment or distribution of any character, whether in cash, securities, obligations or other property, that would otherwise (but for the terms hereof) be payable or deliverable in respect of the Subordinated Debt, shall be paid or delivered directly to the Bank until all of the Bank Debt shall have been paid in full, and the Creditor, irrevocably authorizes, empowers and directs all receivers, custodians, trustees, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries; and

(iii)           The Creditor will, upon the written request of the Bank, prove, enforce and endeavor to obtain payment of the aggregate outstanding amount of all unpaid Subordinated Debt payments due and payable, or thereafter becoming due and payable from the Borrowers to the Creditor, and will turn over to the Bank in precisely the form received, any payment of any kind or character on account of such Subordinated Debt for application to the payment of any indebtedness, liabilities or obligations of the Borrowers to the Bank then existing.

(d)            Except to the extent provided in this Agreement that the Subordinated Debt may not become due and payable or be paid, nothing contained herein shall impair, as among the Borrowers and the Creditor, the obligation of the Borrowers, which is absolute and unconditional, to pay to the Creditor the principal of the Subordinated Notes, and interest thereon, as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Creditor upon default with respect to the Subordinated Debt, from exercising all rights, powers and remedies otherwise provided therein or by applicable law, all subject to the rights of the holders of Bank Debt hereunder.

6.            Post-Petition Interest. Notwithstanding any statute, including, without limitation, the Federal Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary, the right of the Bank hereunder to have all of the Bank Debt paid and satisfied in full prior to the payment of any of the Subordinated Debt shall include, without limitation, the right of the Bank to be paid in full all interest accruing on the Bank Debt due to it after the filing of any petition by or against any Borrower in connection with any bankruptcy or similar proceeding, whether or not a claim by the Bank for such post- petition interest is enforceable in such proceeding, prior to the payment of any amounts in respect of the Subordinated Debt, including, without limitation, any interest due to the Creditor accruing after such date.

7.            Reserved.

8.            Assignment of Subordinated Debt and Collateral. To secure payment and performance of Bank Debt by the Borrowers, the Creditor hereby grants the Bank a security interest in and assigns to the Bank all Subordinated Debt and all collateral of any kind and guarantees therefor including all instruments evidencing Subordinated Debt. The Bank may file financing statements upon such collateral (if any) concerning the security interest hereby created.

9.            Bank Appointed Attorney-in-Fact. The Bank is hereby irrevocably appointed attorney- in-fact for the Creditor with full power to act in stead of the Creditor to sign financing statements reflecting the assignment of Subordinated Debt and collateral and guarantees therefor and to act in all matters concerning the Subordinated Debt including the right to make, present, file and vote proofs of claim against any Borrower on account of all or part of the Subordinated Debt and receive and collect any dividends thereon, foreclose under any mortgage or security agreements or otherwise take possession of and sell collateral and collect against any guarantees and apply proceeds of such dividends, sale or collection to reduction of Subordinated Debt and to compromise or settle any claim related thereto.

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10.          Subordinated Legend. So long as this Agreement is in effect, the parties hereto will cause any note and any other instrument which may evidence Subordinated Debt from time to time to be endorsed with the following legend:

"The indebtedness evidenced by this instrument is subordinated to the prior payment of the Bank Debt, as defined in, pursuant to, and to the extent provided in, the Subordination Agreement dated as of October 31, 2011, in favor of Herald National Bank."

The parties hereto each will further mark the appropriate books of account to reflect the effect of this Agreement. The Creditor agrees to deliver to the Bank, upon written request, all instruments evidencing Subordinated Debt or collateral or guarantees therefor endorsed in blank.

11.          Subordinated Instrument to the Bank. The Creditor shall deliver any note and any other instrument which may evidence Subordinated Debt or collateral or guarantees therefor to the Bank to hold in its possession under the assignment granted herein. Such instruments shall be returned to the Creditor when the subordination granted herein terminates.

12.          Restrictions on Creditor. Prior to the payment in full of the Bank Debt and notwithstanding anything to the contrary contained in the Subordinated Notes or any other agreement, instrument or document executed and delivered in connection with the Subordinated Debt (hereinafter referred to collectively as the "Subordinated Debt Documents"), the Creditor shall not, without the prior written consent of the Bank, accelerate the maturity of all or any portion of the Subordinated Debt, or take any action towards collection of all or any portion of the Subordinated Debt or enforcement of any rights, powers or remedies under the Subordinated Debt Documents or other agreements entered into pursuant thereto, or applicable law, upon the occurrence of any event of default under and as defined in any of the Subordinated Debt Documents or any event which, with the passage of time, or giving of notice, or both, would constitute such a default (including, without limitation, the occurrence of an Event of Default under any of the Bank Loan Documents).

13.          Limitation on Modification of Subordinated Debt. The Borrowers and the Creditor shall not, without the prior written consent of the Bank, modify, extend, supplement or increase Subordinated Debt.

14.          No Limitation on Modification of Bank Debt. The Bank may, without notice to the Creditor, extend, renew, modify or increase Bank Debt and may substitute, exchange or release collateral or letters of credit securing payment of Bank Debt and may add or release any guarantor or surety on Bank Debt.

15.          Further Assurance. The Creditor and the Borrowers shall execute and deliver to the Bank such further instruments and shall take such further action as the Bank may from time to time reasonably request in order to carry out the provisions and intent of this Agreement and to confirm that Bank Debt is entitled to the benefits of this Agreement and shall not act or permit any action prejudicial to or inconsistent with the priority position of the Bank Debt over Subordinated Debt created by this Agreement.

16.          Rights of Subrogation. The Creditor agrees that no payment or distribution to Bank pursuant to the provisions of this Agreement shall entitle the Creditor to exercise any rights of subrogation in respect thereof until Bank Debt is finally and unavoidably paid in full.

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17.           Representations, Warranties and Covenants. The Creditor represents, warrants and covenants that now and until all Bank Debt is fully paid, the Subordinated Debt shall not be subject to any set off, security interests, liens, charges, subordinations other than this Agreement, assignments or encumbrances; is payable solely to the Creditor; is not and shall not be subject to any guaranty or surety; and is not in default. The Creditor covenants and agrees that (i) it is the sole owner of the Subordinated Debt as of the Effective Date and (ii)the Creditor shall not sell, assign or otherwise transfer Subordinated Debt. unless the transferee of such Subordinated Debt shall agree in writing to be bound by the terms of this Agreement. Each Borrower represents and warrants that the Subordinated Debt is due and payable according to its terms.

18.            Termination of Subordination. This Agreement and the subordination granted herein shall terminate when Bank Debt is finally and unavoidably paid Bank Debt shall be deemed not to be paid in full, for purposes of this Agreement, so long as the Bank has any obligation with respect to the Bank Debt, to make further advances to the Borrowers. However, this Agreement and the subordination granted herein shall continue to be effective or be reinstated if any payment of Bank Debt is rescinded, avoided, or for any reason returned by Bank because of any adverse claim or threatened action as though such payment had not been made.

19.            Remedies. If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by the Creditor in contravention of the terms of this Agreement and before all Bank Debt shall have been paid in full, such payment, distribution or security (i) shall not be commingled with any asset of the Creditor, shall be held in trust for the benefit of, and (ii) shall be paid over or delivered or transferred to, the Bank, or its representative, for application to the payment of all Bank Debt remaining unpaid, until all of the Bank Debt shall have been paid in full. Upon violation of this Agreement by the Creditor or any Borrower, the Bank may accelerate the maturity of Bank Debt and Subordinated Debt so that all Bank Debt and Subordinated Debt is immediately due and payable. The Creditor shall pay to Bank all sums received by the Creditor paid in violation of this Agreement, up to the amount of the Bank Debt and Bank shall have all remedies of the Creditor against collateral for Subordinated Debt. The Bank is entitled to specific performance of this Agreement and each Borrower and the Creditor waive any defense based upon adequacy of remedy at law which may be asserted as a bar to the remedy of specific performance. No failure on the part of the Bank to exercise or delay in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any partial exercise of any rights or remedies hereunder preclude any other or further exercise of such or additional rights or remedies. The remedies provided herein are cumulative of any other remedies provided by law or otherwise held against any Borrower.

20.           Miscellaneous.

(a)          Waiver of Notice:       The Creditor waives notice of the acceptance of this Agreement by Bank.

(b)          Severability: If any provision of this Agreement is found to be invalid or unenforceable, the remainder of such provision and all other provisions of this Agreement shall be valid and enforceable as if such unenforceable provision were not written.

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(c)            Notices: Any notices, demands or requests shall be sufficiently given the Creditor whose address is listed on the first page hereof or the Bank if in writing and mailed or delivered to the Bank whose address is listed on the first page hereof or to another address as provided herein and in the event either party hereto changes its address at prior to the date all Bank Debt paid in full, that party shall promptly give written notice to the other party of such change of address by registered or certified mail, return receipt requested, all charges prepaid.

(d)            Continuing Agreement: This Agreement shall be binding upon the parties and their respective successors and assigns.

(e)            Assignment: The Bank may assign or transfer its rights with respect to any Bank Debt to any person or entity, and such transferee shall thereupon become vested with all the rights in respect thereof granted to Bank herein. In the event of any proposed sale, assignment, disposition or other transfer of the Subordinated Debt, the Creditor shall, prior to the consummation of any such transfer, cause the transferee thereof to execute and deliver to the Bank an agreement (substantially identical to this Agreement or otherwise in form and substance satisfactory to the Bank) providing for the continued subordination of the Subordinated Debt to the Bank Debt as provided herein and for the continued effectiveness of all of the rights of the Bank arising under this Agreement.

(f)           Modification: This Agreement is irrevocable and no waiver or modification of any provision of this Agreement shall be valid unless in writing and signed by all parties hereto.

(g)          Governing Law: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

(h)          Jurisdiction: THE CREDITOR IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF, OR IN ANY MANNER RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE CREDITOR, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE CREDITOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SUBPARAGRAPH (c) ABOVE. THE CREDITOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE CREDITOR SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SUBPARAGRAPH (h) SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE BANK TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE CREDITOR IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

6

(i)           LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES: EACH OF THE PARTIES HERETO, INCLUDING BANK BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO THE OTHER FOR, (1) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (2) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY SUCH PROCEEDING, CLAIM OR CONTROVERSY, WHETHER THE SAME IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

(j)          FINAL AGREEMENT: THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Bank, the Creditor and the Borrowers have signed and sealed this Agreement as of the day and year first above written.

BANK:

HERALD NATIONAL BANK

By:
Name: Michael Laurie
Title: Senior Vice President and Managing Director

BORROWERS:

THE ONE GROUP, LLC

By:
Name:
Title:

ONE 29 PARK MANAGEMENT, LLC

By:
Name:
Title:

STK-LAS VEGAS, LLC

By:
Name:
Title:

STK ATLANTA, LLC

By:
Name:
Title:

CREDITOR:

[Insert Name of Creditor]

[Signature Page to The One Group Subordination Agreement]

Agreed to and Accepted:
GUARANTOR:

Jonathan Segal

[Signature Page to Subordination Agreement]

SCHEDULE A

SUBORDINATED DEBT

[To be completed by Borrowers]